No. 34-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

(Amendment No. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

HALLMARK VENTURE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Florida	34-2001531
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

5112 West Taft Road, Suite M, Liverpool, NY	13088
(Address of principal executive offices)	(Zip Code)

877-646-4833

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.001 per share	OTC

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer	☒ Smaller reporting company
☒ Emerging growth company

HALLMARK VENTURE GROUP, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

You should rely only on the information contained in this General Form for Registration of Securities on Form 10 (this “Registration Statement”) or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this Registration Statement is accurate as of the date of this Registration Statement only.

On the date of effectiveness of this Registration Statement we will become subject to the requirements of Regulation 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The Company does not maintain any website.

As used in this Registration Statement, unless the context otherwise requires the terms “we,” “us,” “our,” and the “Company” refer to Hallmark Venture Group, Inc., a Florida corporation, and its subsidiaries.

Please see “Risk Factors” beginning on page 8 of this Registration Statement for additional information.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information (other than historical facts) set forth in this Registration Statement contains forward-looking statements within the meaning of the Federal Securities Laws, which involve a number of risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” potential” or “continue” and other similar terms or variations of them or similar terminology. Such forward-looking statements are included under Item 1. “Business” and Item 2. “Financial Information - Management’s Discussion and Analysis of Financial Condition and Results of Operations”. We caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. Forward-looking statements involve a number of risks, uncertainties or other factors beyond our control. Among the more significant risks are:

●	We have no current business operations and have no assets. Unless we obtain additional capital or acquire an operating company, we will not be able to undertake significant business activities.

●	Our business plan contemplates that we will acquire an operating company in exchange for the majority of our common stock. If that occurs, management will determine the nature of the company that is acquired. Investors in our company will have to rely on the business acumen of management in determining that the acquisition is in the best interest of our company. If management lacks sufficient skill to operate successfully, our shares may lose value.

We caution you that the foregoing list of important factors is not exclusive. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our common stock, investors should be aware that the occurrence of the events described under the caption “Risk Factors” and elsewhere in this Registration Statement could have a material adverse effect on our business, results of operations and financial condition.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Registration Statement to conform these statements to actual results or to changes in our expectations.

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Item 1. Business

General Background of the Company

Hallmark Venture Group, Inc. (“we”, “us”, “our” or the “Company”) was originally incorporated in the State of Colorado on July 14, 1995, with the name CPC Office Systems, Inc. On July 12, 1999, the Company changed its name to Homesmart USA, Inc. On March 3, 2006, the Company moved its domicile to Nevada. On March 8, 2006, the Company changed its name to Smart Truck Systems, Inc. On March 6, 2008, the Company changed its name to Speech Phone, Inc. On July 16, 2008, the Company changed its name to Hallmark Venture Group, Inc. On March 22, 2022, the Company redomiciled and became a Florida corporation.

On November 2, 2020, the Company entered into a Plan of Merger and Acquisition Agreement (the “Stonecrest Merger Agreement”), pursuant to which the Company purchased Stonecrest Owner, LLC in exchange for the issuance of 10,000,000 shares of common stock and 100,000 shares of Series A preferred stock to the members of Stonecrest Owner, LLC. On July 12, 2021, the parties agreed to cancel and unwind the transactions contemplated by the Stonecrest Merger Agreement. As a result, all of the shares of common stock and preferred stock that were issued as part of that transaction were cancelled.

The Company can currently be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company has no particular acquisitions in mind and has not currently entered into any negotiations regarding such an acquisition, provided, that the Company intends to pursue the direct or indirect acquisition and development of real estate assets (including portfolios of real estate assets) and/or businesses related thereto. The Company’s officers and directors have not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date hereof.

Business Objectives of the Company

Since August 2020, management has determined to direct its efforts and limited resources to pursue potential new business and/or acquisition opportunities. The Company does not intend to limit itself to a particular industry and has not established any particular criteria upon which it shall consider a business opportunity, provided, that management presently intends to prioritize the direct or indirect acquisition and development of real estate assets (including portfolios of real estate assets) and/or businesses related thereto.

The Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an issuer who has complied with the Exchange Act. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature and we have not established any particular criteria upon which we consider a business opportunity, provided that we will prioritize real estate transactions. This discussion of the proposed business herein is purposefully general and is not meant to be restrictive of the Company’s broad discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.

Management would have substantial flexibility in identifying and selecting a prospective new business opportunity. The Company is dependent on the judgment of its management in connection with this process. There are many criteria that management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, management may be expected to conduct a due diligence review. A business combination may involve an entity that may be financially unstable or in its early stages of development or growth. In evaluating a prospective business opportunity, management would consider, among other factors, the following:

●	costs associated with pursuing a new business opportunity;

●	the growth potential of the new business opportunity;

●	experiences, skills and availability of additional personnel necessary to pursue a potential new business opportunity;

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●	necessary capital requirements;

●	the competitive position of the new business opportunity;

●	stage of business development;

●	the market acceptance of the potential products and services;

●	proprietary features and degree of intellectual property; and

●	the regulatory environment that may be applicable to any prospective business opportunity.

The foregoing criteria are not intended to be exhaustive and there may be other criteria that management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, management may be expected to conduct a due diligence review.

The time and costs required to pursue new business opportunities, which includes negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, cannot be ascertained with any degree of certainty.

Management intends to devote such time as it deems necessary to carry out our affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain. No assurance can be made that we will be successful in our efforts. We cannot project the amount of time that management will devote to the Company’s plan of operation.

Prospective investors in the Company’s common stock will not have an opportunity to evaluate the specific merits or risks of any of the one or more business combinations that we may undertake. A business combination may involve the acquisition of, or merger with, a company that needs to raise substantial additional capital by means of being a publicly-traded company, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, voting control issues and compliance with various federal and state securities laws.

The Company intends to conduct its activities to avoid being classified as an “Investment Company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act and the regulations promulgated thereunder.

The Company voluntarily filed this Registration Statement on Form 10 to make information concerning itself more readily available to the public and to become eligible for listing on the OTCQB market sponsored by OTC Markets Group Inc. Management believes that being a reporting company under the Exchange Act will enhance the Company’s efforts to acquire or merge with an operating business.

As a result of the Company’s registration with the SEC, the Company will be obligated to file interim and periodic reports including an annual report with audited financial statements. This obligation will substantially increase the expenses incurred by the Company.

Any entity that is merged into or acquired by us will become subject to the same reporting requirements to which we are subject. Thus, if we successfully complete an acquisition or merger, the acquired entity must have audited financial statements for at least the two most recent fiscal years, or if the acquired entity has been in business for less than two years, audited financial statements must be available from its inception. This requirement limits our possible acquisitions or merger opportunities because many private companies either do not have audited financial statements or are unable to produce audited financial statements without long delay and substantial expense.

The Company’s common stock is subject to quotation on the OTC Markets Group Inc. Pink Market (“OTC Pink”) under the symbol HLLK. There is currently only a limited trading market in the Company’s common stock. There can be no assurance that there will be an active trading market for our common stock following the effective date of this Registration Statement under the Exchange Act. If an active trading market commences, there can be no assurance as to the market price of our common stock, whether the trading market will provide liquidity to investors, or whether any trading market will be sustained.

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General Overview

Competition

In identifying, evaluating, and selecting a target business or assets, we expect to encounter intense competition from other entities having a business objective similar to ours, including special purpose acquisition companies and venture capital funds. The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and equity financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company’s limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company’s competitors. Many of these entities are well established and have extensive experience identifying and effecting business combinations and acquiring other entities or assets, either directly or through affiliates. Many if not most of these competitors possess far greater financial, human, and other resources compared to our resources. While we believe that there are numerous potential target businesses and assets that we may identify, our ability to compete in acquiring certain of the more desirable target businesses or assets will be limited by our limited financial and human resources. Our inherent competitive limitations are expected by management to give others an advantage in pursuing the acquisition of a target business that we may identify and seek to pursue. Further, any of these limitations may place us at a competitive disadvantage in successfully negotiating a business combination. Management believes that our status as a reporting public entity with potential access to the United States public equity markets may give us a competitive advantage over certain privately held entities having a similar business objective in acquiring a desirable target business with growth potential on favorable terms.

If we succeed in effecting a business combination transaction, there will be, in all likelihood, intense competition from existing competitors of the business we acquire. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including those with far greater financial, marketing, technical and other resources than the competitors in the industry in which we seek to operate. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Management anticipates that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial and real estate community, who may present solicited or unsolicited proposals. Management may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation in connection with a business combination. In no event, however, will we pay management any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Employees

As of September 30, 2022, we had two part-time employees, each of whom is an executive officer of the Company. None of our employees are covered by a collective bargaining agreement. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Conflicts of Interest

The Company’s management is not required to commit its full time to the Company’s affairs. As a result, pursuing new business opportunities may require a longer period of time than if management would devote full time to the Company’s affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that management has multiple business affiliations, management may have legal obligations to present certain business opportunities to multiple entities. If a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization, and the laws of jurisdictions. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. However, management will act in what we believe will be in the best interests of the shareholders of the Company. The Company shall not enter into a transaction with a target business that is affiliated with management.

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Certain Regulatory Matters

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

The Company will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the Company’s first public offering of its securities, (b) in which the Company has total annual gross revenue of at least $1.235 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

Additionally, the Company is a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s common stock held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) the Company’s annual revenues exceeded $100 million during such completed fiscal year and the market value of the Company’s common stock held by non-affiliates exceeds $700 million as of the prior June 30th.

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Item 1A: Risk Factors

RISK FACTORS

The statements contained in this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, results of operations or prospects could be harmed.

Risks Related to Our Operations

The Company’s search for a business combination target or operating assets, and the performance of the combined company following a business combination, may be adversely impacted by the COVID-19 pandemic.

The coronavirus disease (COVID-19) pandemic has adversely affected, and other events (such as a significant outbreak of variations thereof or other infectious diseases) could adversely affect, the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination or operating assets will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

If the disruptions posed by COVID-19 continue for an extensive period of time, our ability to consummate a business combination or to acquire operating assets, or the operations of a target business (or assets) with which we ultimately consummate a business combination, may be materially adversely affected.

The Company’s search for a business combination or operating assets, and any target business with which the Company may ultimately consummate a business combination, may be materially adversely affected by military conflict between Ukraine, the Russian Federation and Belarus that started in February 2022.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. The impact of this action and related sanctions on the world economy are not determinable as of the date of this registration statement, and the specific impact on the Company’s financial condition, results of operations and cash flows, as well as the Company’s search for a business combination target or operating assets, is also not determinable as of the date of this registration statement. If the disruptions posed by the military action in Ukraine continue for an extensive period of time, the Company’s ability to consummate a business combination or to acquire operating assets, or the operations of a target business (or assets) with which the Company ultimately consummates a business combination, may be materially adversely affected.

If the Company completes an acquisition of a business in the real estate industry or of real estate assets, following such time, the Company’s assets will be subject to the risks typically associated with real estate investments.

Although the Company may complete a business combination transaction with a company in any industry, if the Company completes an acquisition of a business in the real estate industry or of real estate assets, which is the current intention of management, the Company’s assets will be subject to the risks typically associated with real estate investments. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;
●	acts of war or terrorism, including the consequences of terrorist attacks;
●	adverse changes in national and local economic and real estate conditions;
●	the impact of pandemics, such as COVID-19, or other sudden or unforeseen events that disrupt the economy;

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●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective homebuilders and commercial contractors;
●	changes in governmental laws and regulations, fiscal policies, and zoning ordinances and the related costs of compliance and the potential for liability under applicable laws;
●	costs of remediation and liabilities associated with environmental conditions affecting properties; and
●	the potential for uninsured or underinsured property losses.

The value of real estate properties is typically affected significantly by the ability of such properties to generate cash flow and net income, which in turn depends on the potential amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the value that the Company can realize from any real estate assets or businesses that it may acquire, and thus the Company’s business, financial condition and results of operations, and its ability to make distributions on, and the value of, its common stock, could be materially adversely affected.

Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for equity-related investments generally, which, if the Company completes an acquisition of a business in the real estate industry or of real estate assets, could hinder its ability to implement its business strategy and generate returns to shareholders.

Although the Company may complete a business combination transaction with a company in any industry, if the Company completes an acquisition of a business in the real estate industry or of real estate assets, which it presently intends to do, economic conditions could greatly increase the risks of these investments. The success of the Company’s potential future real estate business would be significantly related to general economic conditions and, accordingly, the Company’s business could be harmed by an economic slowdown and downturn in real estate asset values and property sales. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, could reduce volumes for the Company’s potential future real estate business lines. These economic conditions could result in a general decline in acquisition and disposition activity, as well as a general decline in the value of real estate and in rents, which in turn could reduce revenue from property management fees and brokerage commissions derived from property sales and mortgage brokerage as well as revenues associated with investment management and/or development activities. In addition, these conditions could lead to a decline in property sales prices as well as a decline in funds invested in existing commercial real estate assets and properties planned for development.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for the Company’s potential future real estate investments and the volatility of our investments. The returns available to investors in the Company’s targeted investments are determined, in part, by the supply and demand for such investments and the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of the Company’s real estate investments may increase. As a result, the Company may have fewer funds available to make distributions on its common stock.

During an economic downturn, it may also take longer for the Company to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of the Company’s potential future real estate investments may become impaired and the Company could record losses as a result of such impairment, or the Company could experience reduced profitability related to declines in real estate values. Further, to the extent that the Company uses leverage to acquire any assets, its exposure to adverse general economic conditions would be heightened.

These negative general economic conditions could reduce the overall amount of sales activity in the real estate industry. The Company cannot predict the duration and severity of disruptions in financial markets and adverse economic conditions in the United States and other countries. While it is possible that the increase in the number of distressed sales and resulting decrease in asset prices could eventually translate to greater market activity, an overall downturn in the real estate market and the demand for commercial and residential real estate could, following the Company’s potential acquisition of real estate assets or businesses, materially and adversely impact the Company’s business, financial condition and results of operations, as well as its ability to make distributions on, and the value of, its common stock.

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All of the factors described above could adversely impact the Company’s ability to implement its business strategy and its ability to make distributions on, and the value of, its common stock.

The Company has not identified a target business or assets.

The Company’s efforts in identifying a prospective target business or assets will not be limited to a particular industry and the Company may ultimately acquire a business in any industry management deems appropriate, provided, that the Company intends to prioritize the direct or indirect acquisition and development of real estate assets (including portfolios of real estate assets) and/or businesses related thereto. The Company currently has not selected any target business or assets on which to concentrate our search for a business combination. While the Company intends to focus on target businesses and assets in the United States, we are not limited to United States entities or assets and may consummate a business combination with a target business, or acquire assets that are located, outside of the United States. Accordingly, there is no basis for investors in the Company’s common stock to evaluate the possible merits or risks of the target business, assets, or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we acquire assets or effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although the Company’s management will endeavor to evaluate the risks inherent in a particular industry or target business or assets, we cannot assure you that we will properly ascertain or assess all significant risk factors.

The selection and evaluation of a target business or assets may be difficult due to our limited resources and limited information on the target business, which could result in an acquisition of a business or assets that is not as profitable as we expected, if at all.

In evaluating a prospective target business and assets, management intends to consider, among other factors, the following:

●	financial condition and results of operation of the target company or assets;

●	growth potential;

●	experience and skill of management and availability of additional personnel;

●	capital requirements;

●	competitive position;

●	stage of development of the products, processes, or services;

●	degree of current or potential market acceptance of the products, processes, or services;

●	proprietary features and degree of intellectual property or other protection of the products, processes, or services;

●	regulatory environment of the industry; and

●	costs associated with effecting the business combination.

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These criteria are not intended to be exhaustive and management will weigh and prioritize such factors as management shall determine in its discretion. Any evaluation relating to the merits of a particular business combination or asset acquisition will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination or acquiring assets consistent with our business objective. In evaluating a prospective target business or assets, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities and properties, as well as review of financial and other information which will be made available to us. However, given our limited resources, the scope of management’s review might be restricted and/or management might not properly ascertain or assess all such risks in connection with such due diligence review. In addition, there may be limited available public information about any target business or asset, which could impair our due diligence review. These circumstances could result in the selection of a target business or asset that is not as profitable as management expected, if at all.

The time and costs required to select and evaluate a target business or assets and to structure and complete the transaction cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business or assets with which a transaction is not ultimately completed will result in a loss to us.

The Company’s management has broad discretion in the selection of any prospective business combination or asset acquisition.

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective business combination, asset acquisition or other transaction that may be effected by our Company. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business combination or asset acquisition, among other matters. There can be no assurance that determinations made by management will permit us to achieve our business objectives.

The structuring of the acquisition of any target business or asset could result in unfavorable tax treatment to the Company and its shareholders.

We will endeavor to structure a business combination or asset acquisition so as to achieve the most favorable tax treatment to us, the target business and both companies’ shareholders. However, there can be no assurance that the United States Internal Revenue Service or applicable state tax authorities will necessarily agree with the tax treatment of any transaction we consummate. We intend to engage professional service providers to advise us on structuring any acquisition in a tax favorable manner, however, our limited resources may restrict our ability to receive the necessary advisory services.

The time and costs required to structure and complete the transaction cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the structuring of a transaction that is not ultimately completed will result in a loss to us.

Future acquisitions could prove difficult to integrate, disrupt our business, dilute stockholder value and strain our resources.

In the future, we may acquire additional businesses or assets that we believe could complement or expand our business or increase our customer base. Whether we realize the anticipated benefits from these acquisitions and related activities depends, in part, upon our ability to integrate the operations of the acquired business, the performance of the underlying products, services or assets, and the performance of the management team and other personnel of the acquired operations. Integrating the operations of acquired businesses successfully or otherwise realizing any of the anticipated benefits of acquisitions, including anticipated cost savings and additional revenue opportunities, involves a number of potential challenges. The failure to meet these integration challenges could seriously harm our financial condition and results of operations. Realizing the benefits of acquisitions depends in part on the integration of operations, assets and personnel. These integration activities are complex and time-consuming, and we may encounter unexpected difficulties or incur unexpected costs, including:

●	our inability to achieve the operating synergies anticipated in the acquisitions;

●	diversion of management attention from ongoing business concerns to integration matters;

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●	difficulties in consolidating and rationalizing IT platforms and administrative infrastructures;

●	complexities associated with managing the geographic separation of the combined businesses and consolidating multiple physical locations where management may determine consolidation is desirable;

●	difficulties in integrating personnel from different corporate cultures while maintaining focus on providing consistent, high quality customer service;

●	possible cash flow interruption or loss of revenue as a result of change of ownership transitional matters; and

●	inability to generate sufficient revenue to offset acquisition costs.

Acquired businesses or assets may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition, including cyber and other security vulnerabilities and environmental matters. In particular, to the extent that prior owners of any acquired businesses or properties failed to comply with or otherwise violated applicable laws or regulations, including environmental laws and regulations, or failed to fulfill their contractual obligations to the U.S. Government or other customers, we, as the successor owner, may be financially responsible for these violations and failures and may suffer reputational harm or otherwise be adversely affected. Acquisitions also frequently result in the recording of goodwill and other intangible assets that are subject to potential impairment in the future that could harm our financial results. In addition, if we finance acquisitions by issuing debt or equity securities, our existing stockholders may be diluted, which could affect the market price of our stock. Acquisitions and/or the related equity financings could also impact our ability to utilize our NOL carryforwards. As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of what we anticipate. Acquisitions frequently involve benefits related to integration of operations and assets. The failure to successfully integrate the operations or assets, or to otherwise realize any of the anticipated benefits of the acquisition, could seriously harm our financial condition and results of operations. While we believe that we have established appropriate and adequate procedures and processes to mitigate these risks, there is no assurance that these transactions will be successful.

The Company’s probable lack of business diversification could adversely impact our operations and profitability.

While we may seek to effect business combinations with more than one target business, or to acquire assets in more than one industry or geographical area, it is more probable that we will only have the ability to effect a single business combination or acquire a limited number of assets. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business or a limited number of assets. Unlike other entities which may have the resources to complete several acquisitions of diverse entities or assets, it is probable that we will lack the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination transaction with only a single entity or that involved only a limited amount (or type) of assets, our lack of diversification may subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which we may operate subsequent to a business combination or asset acquisition, and result in our dependency upon the development or value of a single or limited number of products, processes, assets or services.

The Company has limited ability to evaluate the target business’ management.

We cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management of the combined company will have the necessary skills, qualifications, or abilities to manage a public company intending to embark on a program of business development in any industry. Furthermore, the future role of our directors and executive officers, if any, in the target business cannot presently be stated with any certainty.

While it is possible that our directors and executive officers will remain associated in some capacity with the combined company following a business combination, it is unlikely that they will devote their full efforts to our affairs at that time. Moreover, we cannot assure you that our directors and executive officers will have significant experience or knowledge relating to the operations of the particular target business or of the combined company.

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Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of our company or of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2021 and 2020 were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete a business combination or asset acquisition as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Although we have some cash on hand, there is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company’s shares of common stock.

The Company has a limited operating history and limited resources.

The Company’s recent operations have been limited to seeking a potential business combination or asset acquisition and we have generated no revenues from operations. Investors will have no basis upon which to evaluate the Company’s ability to achieve its business objective, which is to effect a merger, capital stock exchange and/or acquire an operating business or assets (including assets in the real estate industry). The Company will not generate any revenues until, at the earliest, after the consummation of a business combination or the acquisition of an operating business or assets.

Since the Company has not yet selected a target business or assets with which to complete a transaction, the Company is unable to ascertain the merits or risks associated with any particular business or even the broader target industry.

Since the Company has not yet identified a particular industry or prospective target business or assets, there is no basis for investors to evaluate the possible merits or risks of the target business or assets which the Company may ultimately acquire. If the Company completes a business combination with a financially unstable company or an entity in its development stage, or involving assets of limited or suspect value, the Company may be affected by numerous risks inherent in the operations of those entities or assets. Although management intends to evaluate the risks inherent in a particular industry or target business or assets, the Company cannot assure you that we will properly ascertain or assess all of the significant risk factors. There can be no assurance that any prospective business combination or asset acquisition will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

Management might not properly evaluate a number of potential unspecified or unascertainable risks before consummating a transaction.

There is no basis for shareholders to evaluate the possible merits or risks of potential business combination. To the extent that the Company effects a business combination with a financially unstable operating company or an entity that is in its early stage of development or growth, the Company will become subject to numerous risks. If the Company effects a business combination with an entity in a high-risk industry, the Company will become subject to the currently unascertainable risks of that industry. Although management will endeavor to evaluate the risks inherent in a particular business or industry, there can be no assurance that management will properly ascertain or assess all such risks that the Company perceived at the time of the consummation of a business combination.

It is possible that the Company’s current executive officers and directors will resign upon consummation of a transaction and the Company will have only limited ability to evaluate the management of the target business.

The Company’s ability to successfully effect a business combination or asset acquisition will depend upon the efforts of the Company’s management. The future role of management following such transaction cannot presently be ascertained. Although it is possible that our management may remain associated with the combined company following a business combination or asset transaction, it is possible that only the management team of the target business will remain in place. Although the Company intends to closely scrutinize the management of a target business in connection with evaluating the desirability of effecting a business combination or asset acquisition, the Company cannot assure you that its assessment of management will prove to be correct.

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The Company is dependent on its key personnel, the loss of which would impair the Company’s ability to complete the acquisition of a target business or assets.

In its search to complete a business combination or asset acquisition, the Company is dependent upon the continued services of management, particularly John D. Murphy, Jr., the Company’s President and Chief Executive Officer, and Paul Strickland, the Company’s Secretary. To the extent that the services of such person become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that we will be able to recruit one or more qualified persons upon acceptable terms.

The Company’s executive officers and directors may allocate their time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs. This could have a negative impact on the Company’s ability to consummate a business combination or asset acquisition in a timely manner, if at all.

The Company’s executive officers and directors are not required and do not commit their full time to the Company’s affairs, which may result in a conflict of interest in allocating their time between the Company’s business and other businesses. The Company does not intend to have any full-time employees prior to the consummation of a business combination or asset acquisition. Our executive officers and directors are engaged in other business endeavors and they are not obligated to contribute any specific number of hours per week to the Company’s affairs.

If the other business affairs of our executive officers and directors require them to devote more time to such affairs, it could limit their ability to devote time to the Company’s affairs, which could have a negative impact on the Company’s ability to consummate a business combination or asset acquisition. Furthermore, we do not have an employment agreement with any of our executive officers or directors.

The Company may be unable to obtain additional financing, if and when required, to complete a business combination or to acquire assets, or to fund the operations and growth of the target business or assets, which could compel the Company to restructure a potential transaction or to entirely abandon a particular transaction.

The Company has not yet identified any prospective target business or assets. If we require funds for a particular business combination, because of the size of the business combination or otherwise, we will be required to seek additional financing, which may or may not be available on terms and conditions satisfactory to the Company, if at all. To the extent that additional financing proves to be unavailable when and if needed to consummate a particular transaction, we would be compelled to restructure the transaction or abandon that particular transaction and seek one or more alternative targets. In addition, if we consummate a business combination or asset acquisition, we may require additional financing to fund the operations or growth of the target business or assets. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business or assets. The Company’s officers, directors or shareholders are not required to provide any financing to us in connection with or after a business combination.

Financing requirements to fund operations associated with reporting obligations under the Exchange Act.

The Company has no revenues, and is dependent upon the willingness of management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with our corporate existence and expenses related to our business objective. The Company is not likely to generate any revenues until the consummation of a business combination or asset acquisition, at the earliest. The Company believes that we will have sufficient financial resources available from its management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations following the closing of a transaction.

The Company’s executive officers are in a position to influence certain actions requiring shareholder vote.

Our directors and executive officers, who together own all of the issued and outstanding shares of our preferred stock, have no present intention to call for an annual meeting of shareholders to elect new directors prior to the consummation of a business combination or asset acquisition. As a result, our current directors will likely continue in office at least until the consummation of the business combination or asset acquisition. If there is an annual meeting of shareholders for any reason, management has broad discretion regarding proposals submitted to a vote by shareholders as a consequence of, among other things, the ownership by our executive officers of all of our outstanding shares of preferred stock, which shares of preferred stock have super-voting provisions. Accordingly, management will continue to exert substantial control at least until the consummation of a business combination or asset acquisition and the issuance of additional shares of our capital stock.

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Reporting requirements may delay or preclude a business combination.

Sections 13 and 15(d) of the Exchange Act require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company will continue to be required to file quarterly reports on Form 10-Q and annual reports on Form 10-K, which annual report must contain the Company’s audited financial statements. As a reporting company under the Exchange Act, following any business combination, we will be required to file a report on Form 8-K (a so-called “Super 8-K’ wherein we provide “Form 10 information”). Audited financial statements must be filed with the SEC within five (5) days following the closing of a business combination. While obtaining audited financial statements is typically the responsibility of the acquired company, it is possible that a potential target company may be a non-reporting company with unaudited financial statements. The time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or may even preclude consummation of an otherwise desirable business combination. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition because we are subject to the reporting requirements of the Exchange Act.

The Investment Company Act creates a situation wherein we would be required to register and could be required to incur substantial additional costs and expenses.

Although we will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act insofar as we will not be engaged in the business of investing or trading in securities. Management does not believe that our anticipated principal activities will subject us to the Investment Company Act. However, if we engage in a transaction that results in us holding passive investment interests in a number of entities or assets, we could be subject to regulation under the Investment Company Act. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.

At the time we effect any business combination or asset acquisition, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

Our current primary plan of operation is based upon the acquisition of a private company or of assets that, in all likelihood, would result in the Company issuing securities to the shareholders of such company or the owner(s) of such assets. The issuance of our previously authorized and unissued common stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition.

From time to time, we may be involved in legal proceedings and commercial disputes. Such proceedings or disputes are typically claims that arise in the ordinary course of business. There can be no assurance that such proceedings and claims, should they arise, will not have a material adverse effect on our business, results of operations and financial condition.

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Risks Related to Our Common Stock

We are a Shell Company with Penny Stock.

At present, the Company is a development stage company with no revenues, nominal assets and no specific business plan or purpose. The Company’s business plan is to seek new business opportunities or to engage in a merger or acquisition involving an unidentified company or assets. As a result, the Company is a shell company. Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act define a shell company as an issuer that that has no or nominal operations and either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents, or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. A shell issuer may also be a blank check company or a blind pool company, a company in the developmental stage, any company that has no specific business plan or purpose, or a company that has as its business plan to merge with or acquire an unidentified third party.

Our common stock is considered to be a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our common stock is subject to the penny stock rules, it may be more difficult to sell our common stock.

As a shell issuer, the safe harbor provided by Rule 144 promulgated under the Securities Act is unavailable for resales of our restricted shares of common stock by our security holders, which thereby decreases the liquidity in our stock.

Effect of Amended Rule 15c2-11 on the Company’s securities.

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act (“Amended Rule 15c2-11”). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11 modified the “piggyback exemption” that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (i.e., a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company may only rely on the piggyback exemption in certain limited circumstances. The Amended Rule 15c2-11 will require, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accurate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the Pink Sheets. The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information.

We are not eligible to register our securities on Form S-8

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a shell company, it may use Form S-8 sixty calendar days later, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files “Form 10 information,” which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act). This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a shell company.

The safe harbor under Rule 144 is not available for the resale of our securities.

Subsection (i) of Rule 144 promulgated under the Securities Act provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a shell company. We have identified our company as a shell company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a shell company and has filed all requisite periodic reports under the Exchange Act for the period of twelve (12) months.

As a result of our classification as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings while we remain a shell company because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities in the absence of the registration of such securities.

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There is very limited liquidity of the Company’s common stock.

Our common stock is thinly traded on the Pink Sheets and there is a very limited market in our common stock. As a result, there is only limited liquidity in our common stock.

No public market for the Company’s shares may ever develop and as a result, the liquidity of any outstanding shares will be limited.

The Company’s common stock is not currently listed or traded on any exchange. There is no assurance, even if such shares are accepted for listing or quotation, that any market will develop or that the Company will locate a broker interested in or qualified in handling the Company’s securities. In such event, the ability of any shareholder to sell the Company’s securities owned by such shareholder will be limited.

There are significant limitations on a shareholder’s ability to re-sell shares of the Company’s common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCQB Market (“OTCQB”), investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals, while some states do not have any provisions and therefore do not expressly recognize the manual exemption.

Accordingly, shares of our common stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Possible classification as a penny stock, which may increase reporting obligations for any transaction and additional burden on any potential broker.

If a public market develops for our securities following a business combination or asset acquisition, such securities may be classified as penny stock depending upon the market price and the manner in which they are traded. The SEC has adopted Rule 15g-9b, which establishes the definition of a “penny stock”, for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share and that is admitted to quotation but does not trade on NASDAQ or a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require the delivery by the broker of a document to investors, stating the risks of investment in penny stocks, the possible lack of liquidity, commissions paid, current quotation and investors’ rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

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The Company is an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

●	An exemption to provide less than five years of selected financial data in an initial public offering registration statement;

●	An exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

●	An exemption from compliance with any new or revised financial accounting standards until they would apply to private companies;

●	An exemption from compliance with any new requirement adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statement of the issuer; and reduced disclosure about our executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act, which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

●	The first fiscal year during which our total annual gross revenues were $1.235 billion or more;

●	The first fiscal year following the fifth anniversary of the filing of this Form 10;

●	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●	The date on which we are deemed to be a large accelerated filer as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

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The Company is a smaller reporting company, and if the Company takes advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make the securities of the Company less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

The Company is a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the Company’s common stock held by non-affiliates equals or exceeds $250 million as of the end of the prior June 30th, or (2) the Company’s annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of the Company’s common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent the Company takes advantage of such reduced disclosure obligations, it may also make comparison of the Company’s financial statements with other public companies difficult or impossible.

Your percentage of ownership in the Company may be diluted in the future.

Your percentage ownership in the Company may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including shares issued in connection with a business combination and equity awards that we expect will be granted to our directors, officers and employees, whether prior to or following the closing of a business combination or asset acquisition.

Certain provisions in our articles of incorporation and bylaws, as amended, and of Florida law, may prevent or delay an acquisition of the Company, which could decrease the trading price of our common stock.

Our articles of incorporation and our bylaws, as well as Florida corporate law, contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the acquirer and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:

●	the inability of our stockholders to call a special meeting;

●	limitations on the ability of our stockholders to present proposals or nominate directors for election at stockholder meetings;

●	the right of our board of directors to issue preferred stock without stockholder approval; and

●	the ability of our directors to fill vacancies on our board of directors.

Florida law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

We believe these provisions may help protect our stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our board of directors and by providing our board of directors with more time to assess any acquisition proposal. These provisions are not intended to make our Company immune from takeovers. In addition, although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. These provisions may also frustrate or prevent any attempts by our stockholders to replace or remove our current management team by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We do not expect to pay any cash dividends for the foreseeable future.

We have not declared any cash dividends. We currently intend to retain any future earnings to finance our business operations, which involve only the search for a target business or assets, and, therefore, we do not anticipate that we will pay any cash dividends on shares of our common stock in the foreseeable future. Any determination to pay dividends in the future, whether before or after a business combination or asset acquisition, will be at the discretion of our board of directors and will be dependent upon our future financial condition, results of operations and capital requirements, general business conditions and other relevant factors as determined by our board of directors. Accordingly, if you purchase shares of our common stock, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. See “Dividend Policy.”

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, whether before or following the closing of a business combination or asset acquisition, our stock price and any trading volume could decline.

The trading market for our securities, whether before or following the closing of a business combination or asset acquisition, depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our company or our industry, or the stock of any of our competitors, the price of our common stock could decline. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause the price of our common stock to decline.

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Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations and our financial statements and related notes included elsewhere in this Registration Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Registration Statement, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below.

Overview

We have no operations from a continuing business other than the expenditures related to running the Company. All of our historical business operations have ceased.

Management intends to explore and identify business opportunities within the U.S., including a potential acquisition of an operating entity through a reverse merger, asset purchase or similar transaction. No assurances can be given that our management can identify and implement a viable business strategy or that any such strategy will result in profits. Our ability to effectively identify, develop and implement a viable plan for our business may be hindered by risks and uncertainties which are beyond our control, including without limitation, the continued negative effects of the coronavirus pandemic and the conflict in Ukraine on the U.S. and global economies. For more information about the risk of coronavirus and the Ukraine conflict on our business, see Item 1A “Risk Factors.”

We do not currently engage in any business activities that provide revenue or cash flow. During the next 12-month period we anticipate incurring costs in connection with investigating, evaluating, and negotiating potential business combinations and/or asset acquisitions, filing SEC reports, and consummating the acquisition of an operating business or assets.

Given our limited capital resources, we may consider a transaction with an entity which has recently commenced operations, is a developing company or is otherwise in need of additional funds for the development of new products, services or assets, or expansion into new markets, or is an established business or an established asset experiencing financial or operating difficulties and needs additional capital. Alternatively, a transaction may involve the acquisition of, or merger with, an entity that desires access to the U.S. capital markets.

As of the date of this Registration Statement, our management has not had any discussions with any representative of any other entity regarding a potential business combination or asset acquisition. Any target business or asset that is selected may be financially unstable or in the early stages of development. In such event, we expect to be subject to numerous risks inherent in the business and operations of a financially unstable or early-stage entity. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk or in which our management has limited experience, and, although our management will endeavor to evaluate the risks inherent in a particular target business or asset, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that we will likely only be able to effect just one business combination or asset acquisition due to our limited capital. This lack of diversification will likely pose a substantial risk in investing in the Company for the indefinite future, because it will not permit us to offset potential losses from one venture or operating territory against gains from another. The risks we face will likely be heightened to the extent we acquire a business or assets operating in a single industry or geographical region.

We anticipate that the selection of a target business or asset will be a complex and risk-prone process. Because of general economic conditions, including unfavorable conditions caused by the coronavirus pandemic, increasing inflation, rapid technological advances being made in some industries and shortages of available capital, management believes that there are many firms seeking acquisition opportunities at this time at discounted rates against which we will compete. We expect that any potentially available acquisition opportunities may appear in a variety of different industries or regions and at various stages of development, all of which will likely make the task of comparative investigation and analysis of such opportunities extremely difficult and complicated.

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Once we have developed and begun to implement our business plan, management intends to fund our working capital requirements through a combination of our existing funds and future issuances of debt or equity securities. Our working capital requirements are expected to increase in line with the implementation of a business plan and commencement of operations.

Based upon our current operations, we do not have sufficient working capital to fund our operations over the next 12 months. If we are able to close a business combination or other acquisition, it is likely we will need capital as a condition of closing that transaction. Because of the uncertainties, we cannot be sure as to how much capital we need to raise or the type of securities we will be required to issue. In connection with a business combination that is structured as a reverse merger, or in connection with the acquisition of significant assets, we anticipate that we will be required to issue a controlling block of our securities to the target’s shareholders or to the owner of such assets, which will be very dilutive to existing shareholders.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences, or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, including acquisition opportunities, which could significantly and materially restrict our business operations.

We anticipate that we will incur operating losses in the next 12 months, principally costs related to our being obligated to file reports with the SEC. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model, recognition of revenue sources, and the management of growth. To address these risks, we must, among other things, develop, implement, and successfully execute our business strategy, respond to competitive developments, and attract, retain, and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition, and results of operations.

Going Concern

We have only limited capital. Additional financing is necessary for us to continue as a going concern. The report of the independent registered public accounting firm accompanying our financial statements for the years ended December 31, 2021 and 2020 contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared “assuming that we will continue as a going concern”, which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

Results of Operations

Nine Months Ended September 30, 2022 and 2021

During the nine months ended September 30, 2022 and 2021, we had no operations other than incurring expenditures related to running the Company, and we generated no revenues. Our operating expenses for the same periods were comprised of operating expenses of $40,254 and $118,499, respectively, resulting in net loss of $183,283 for the nine months ended September 30, 2022 compared to a net loss of $122,272 for the nine months ended September 30, 2021. Our operating expenses consisted mainly of professional fees and expenses for the nine months ended September 30, 2022 and 2021. The decrease of operating expenses was mainly due to the decrease of professional fees and expenses.

Our major expenses consist of fees to consultants, lawyers and accountants incurred in connection with our plans to become an SEC reporting company. We also incur administrative expenses attendant to the trading of our common stock and the cost of maintaining our corporate charter. As a result of filing this Registration Statement, we have undertaken the obligation to file periodic reports with the SEC, which will entail payment of professional fees to accountants and lawyers. Otherwise, we do not expect the level of our operating expenses to change in the future until we implement a business plan or effect an acquisition.

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Years Ended December 31, 2021 and 2020

During the years ended December 31, 2021 and 2020, we had no operations other than incurring expenditures related to running the Company, and we generated no revenues. Our operating expenses for the same periods were comprised of operating expenses of $143,936 and $1,512,5964, respectively, resulting in net loss of $147,709 for the year ended December 31, 2021 compared to a net loss of $1,633,992 for the year ended December 31, 2020. Our operating expenses mainly consisted of professional fees and expenses for the years ended December 31, 2021 and 2020. The decrease of operating expenses was mainly due to the decrease of professional fees and expenses.

Our major expenses consist of fees to consultants, lawyers and accountants incurred in connection with our plans to become an SEC reporting company. We also incur administrative expenses attendant to the trading of our common stock and the cost of maintaining our corporate charter. As a result of the filing this Registration Statement, we have undertaken the obligation to file periodic reports with the SEC, which will entail payment of professional fees to accountants and lawyers. Otherwise, we do not expect the level of our operating expenses to change in the future until we implement a business plan or effect an acquisition.

Liquidity and Capital Resources

At September 30, 2022 and 2021, we had no cash on hand and there were outstanding liabilities of $797,142 and $498,321, respectively, the majority of which were amounts owed to a related party. The working capital deficits were $797,142 and $498,321, respectively.

For the nine months ended September 30, 2022, the Company used $40,254 in cash for operations as compared to $59,543 for the nine months ended September 30, 2021. Such decrease was primarily due to fewer net losses in the nine months ended September 30, 2022. The net cash provided by the financing activities for the nine months ended September 30, 2022 was $40,254 as compared to $59,543 for the nine months ended September 30, 2021. Such decrease was a result of fewer advances from the related parties.

At December 31, 2021 and 2020, we had no cash on hand and there were outstanding liabilities of $779,500 and $755,564, respectively, the majority of which were amounts owed to a related party. The working capital deficits were $779,500 and $755,564, respectively.

For the year ended December 31, 2021, the Company used $59,543 in cash for operations as compared to $51,823 for the year ended December 31, 2020. Such increase was primarily due to higher net loss in the year ended December 31, 2021. The net cash provided by the financing activities for the year ended December 31, 2021 was $111,366 as compared to $51,823 for the year ended December 31, 2020. Such increase was a result of more advances from related parties.

John D. Murphy, Jr., our President and Chief Executive Officer, individually, and through JMJ Associates, LLC, an entity controlled by him, is funding our limited operations by making advances of funds to cover our operating expenses. The advances are repayable upon demand and the obligations do not bear interest. We expect that Mr. Murphy, directly or through JMJ Associates, LLC, will continue to fund our operations until we complete an acquisition or earlier if he sells his interest in the Company, and that we will continue to require additional financing to maintain our existence as a shell company for the next twelve months.

Paul Strickland, our Secretary and Director, individually, and through Selkirk Global Holdings, LLC, an entity controlled by him, is funding our limited operations by making advances of funds to cover our operating expenses. The advances are repayable upon demand and the obligations do not bear interest. We expect that Mr. Murphy, directly or through Selkirk Global Holdings, LLC, will continue to fund our operations until we complete an acquisition or earlier if he sells his interest in the Company, and that we will continue to require additional financing to maintain our existence as a shell company for the next twelve months.

Our management is not required to fund our operations by any contract or other obligation. In the event that we undertake to complete an acquisition that requires financing, we will likely depend on an outside source for such financing. However, we have not identified any debt or equity financing sources that can be relied upon to provide such financing.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements which have been prepared under accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported values of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported levels of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Below is a discussion of accounting policies that we consider critical to an understanding of our financial condition and operating results and that may require complex judgment in their application or require estimates about matters which are inherently uncertain. A discussion of our significant accounting policies, including further discussion of the accounting policies described below, can be found in Note 2, “Summary of Significant Accounting Policies” of our Consolidated Financial Statements.

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Basis of presentation

Management acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. Our system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of our company for the respective periods being presented.

Accounting Basis

The basis is US GAAP. We utilize an accrual basis of accounting and have a December 31st year end.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

On January 1 2018, we adopted Accounting Standards Update No. 2014-09, (Revenue from Contracts with Customers) (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (ASC), Revenue Recognition. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606. The impact of adopting the new revenue standard was not material to our financial statements and there was no adjustment to beginning retained earnings on January 1, 2018.

Topic Under 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;
●	identification of the performance obligations in the contract;
●	determination of the transaction price;
●	allocation of the transaction price to the performance obligations in the contract; and
●	recognition of revenue when, or as, we satisfy a performance obligation.

We recognize revenues based on monthly fees for services provided to customers. Some customers prepay for annual services and we defer such amounts and amortize them into revenues as the service is provided.

The adoption of Topic 606 has no impact on our financials as we have not generated any revenues.

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Stock-based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions included recurring liabilities, or issuing or offering to issue shares, options and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

We account for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

For the years ended December 2021 and 2020, we issued shares for expenses and payment on our settlement liability. We issued 24,000,000 shares of common stock and 142,387,000 shares of common stock for these purposes during the years ended December 31, 2021 and 2020, respectively.

For the nine months ended September 30, 2022, we issued 46,145,527 shares of common stock for payment on our settlement liability.

Property and Equipment

Expenditures for major equipment are capitalized when such costs are determined to extend the useful life of the asset or are part of the cost of acquiring the asset. Maintenance and repair costs are charged to expense as incurred. Gains and losses on sales of property used in operations are classified within operating expenses.

For financial reporting purposes, we record depreciation and amortization of property and equipment on a straight-line basis over the asset’s service life or related lease term, if shorter. For income tax purposes, depreciation is computed using accelerated methods when applicable.

Related Parties

We follow subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.”

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Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.

The carrying amounts of our financial assets and liabilities, such as cash and accrued expenses approximate their fair values because of the short maturity of these instruments.”

Fair Value Measurements

We adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modelling inputs based on assumptions)”

We have no assets or liabilities valued at fair value on a recurring basis.

Derivative Financial Instruments

We account for freestanding contracts that are settled in a company’s own stock, including common stock warrants, to be designated as an equity instrument or generally as a liability. A contract so designated is carried at fair value on a company’s balance sheet, with any changes in fair value recorded as a gain or loss in a company’s results of operations.

We record all derivatives on the balance sheet at fair value, adjusted at the end of each reporting period to reflect any material changes in fair value, with any such changes classified as changes in derivatives valuation in the statement of operations. The calculation of the fair value of derivatives utilizes highly subjective and theoretical assumptions that can materially affect fair values from period to period. The recognition of these derivative amounts does not have any impact on cash flows.

At the date of the conversion of any convertible debt, the pro-rata fair value of the related embedded derivative liability is transferred to additional paid-in capital.

There was no derivative activity for the years ending December 31, 2021 and 2020, or for the nine months ending September 30, 2022 and 2021. Therefore, no derivative liabilities were recorded during the years ended December 31, 2021 and 2020 or during the nine months ended September 30, 2022 and 2021.

Basic and Diluted Income (Loss) Per Share

We compute income (loss) per share in accordance with FASB ASC 260. Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes, stock issuable to the exercise of stock options and warrants have been excluded from the diluted loss per share calculation because their effect is anti-dilutive. As of December 31, 2021 and December 31, 2020, and as of September 30, 2022 and September 30, 2021, we had no dilutive instrument because the outstanding convertible preferred stock would cause an anti-dilutive effect.

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Income Taxes

We account for income taxes under the provisions of the ASC Topic No. 740, Income Taxes (ASC 740) which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Cash Flows Reporting

We adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. We report the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.”

Recently Issued Accounting Pronouncements

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission are not believed by management to have a material impact on our present or future financial statements.

Item 3. Properties

We do not own any real property. Our Chief Executive Officer, John D. Murphy, Jr., provides complimentary office space for our company.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Set forth below is information regarding the beneficial ownership of our common stock as of December 31, 2022 by (i) each of our directors and executive officers, (ii) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, and (iii) all of our current directors and executive officers as a group. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares beneficially owned.

Name and Address of Beneficial Owner(1)	Shares (2)	Shares Underlying Convertible Securities (2)	Total Percent of Class (3)

John D. Murphy, Jr., President, CEO and a Director(1)(4)	-0-	67,500,000	23.8%
Paul L. Strickland, Secretary and Director(1)(5)	98,256,679	22,500,000	45.4%
All executive officers and directors as a group (2 Persons)	98,256,679	100,000,000	69.2%
5% or more stockholders
Beartooth Asset Holdings, LLC(1)(5)	98,256,679	22,500,000	45.4%
Endicott Holdings Group, LLC(6)	19,353,321	-0-	8.94%
JMJ Associates, LLC(1)(4)	-	67,500,000	23.8%
OC Sparkle, Inc.(7)	24,000,000	-	11.1%
Top Knot, Inc.(8)	12,387,000	-	5.7%
Green Horseshoe, LLC(9)	19,000,000	-	8.8%

(1)	The address for Mr. Murphy and JMJ Associates, LLC is 5112 West Taft Road, Suite M, Liverpool, New York 13088, and the address for Mr. Strickland and Beartooth Asset Holdings, LLC is 120 State Ave. NE, Olympia, WA 98501.

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(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3)	Based on 216,403,374 shares of common stock outstanding as of December 31, 2022. Shares of common stock underlying convertible securities held by any person, which securities are currently exercisable or exercisable within 60 days of December 31, 2022, are deemed outstanding for purposes of computing the percentage ownership of the person holding such convertible securities, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(4)	Consists of 75,000 shares of Series A Convertible Preferred Stock. Each share is convertible into 900 shares of the common stock of the Company. These shares are held by JMJ Associates, LLC, an entity controlled by John D. Murphy, Jr., the Chief Executive Officer and President of the Company and a member of its Board of Directors. Due to his control position with JMJ Associates, LLC, Mr. Murphy may be deemed to be the beneficial owner of the shares owned by JMJ Associates, LLC. Mr. Murphy disclaims any beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(5)	Includes 25,000 shares of Series A Convertible Preferred Stock. Each share is convertible into 900 shares of the common stock of the Company. All of these securities are held directly by Beartooth Asset Holdings, LLC. Mr. Strickland, the Secretary and a member of the Board of Directors of the Company, is the sole member and manager of Beartooth Asset Holdings, LLC, and in such capacity, may be deemed to be the beneficial owner of the shares owned by Beartooth Asset Holdings, LLC. Mr. Strickland disclaims any beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(6)	Consists of 19,353,321 shares of common stock. The address for Endicott Holdings Group, LLC is 9432 Cavendish Dr., Tampa FL 33624, and the control person for this entity is Mahmoud Jrab.

(7)	Consists of 24,000,000 shares of common stock. The address for OC Sparkle, Inc. is 27881 La Paz Road, A, Laguna Niguel, CA 92677, and the control person for this entity is Abraham Abu.

(8)	Consists of 12,387,000 shares of common stock. The address for Top Knot, Inc. is 1275 Fairhills Drive, Ossining, NY 10567, and the control person for this entity is John Kellas.
(9)	Consists of 19,000,000 shares of common stock. On September 17, 2020, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Green Horseshoe, LLC relating to the Company’s past due notes payable with a principal balance of $285,206 and accrued interest of $296,670 representing a total settlement liability $581,876. The Settlement Agreement calls for the issuance of free-trading common shares to Green Horseshoe, LLC at a conversion rate of 50% of the average closing price of the Company’s shares for the 10 trading days prior to any issuance notice issued by Green Horseshoe, LLC, subject to a 9.9% beneficial ownership cap. The remaining settlement liability is $241,413.77. As of September 30, 2022, a conversion of the full remaining settlement liability would result in the issuance of 132,644,929 shares of common stock to Green Horseshoe, LLC, without giving effect to the 9.9% beneficial ownership cap. The address for Green Horseshoe, LLC is 4230 So. MacDill Ave., Suite I, Tampa, FL 33611, and the control person for this entity is Mark Pena.

Item 5. Directors and Executive Officers

Our directors and executive officers, and their ages as of September 30, 2022, are as follows:

Name	Position	Age
Executive Officers:
John D. Murphy, Jr.	President, Chief Executive Officer and a Director	62
Paul L. Strickland	Secretary and Director	47

There are no family relationships between any director, executive officer or significant employee.

Our directors will hold office until the next annual meeting of shareholders and until his or her successor(s) have been duly elected and qualified. Directors are elected at the annual meetings to serve for one-year terms. Officers are elected by, and serve at the discretion of, the board of directors.

John D. Murphy, Jr. – Mr. Murphy has served as our Chief Executive Officer and as a director of our company since May 27, 2020. Since 2013, Mr. Murphy has been the president and principal of Summit Realty Management, LLC (“Summit”), a commercial property management company headquartered in Syracuse, New York. On October 1, 2020, Mr. Murphy formed Hallmark Realty Management, LLC and took over management of many of Summit’s medical and retail properties. Summit was a property management company focused on medical office, commercial, office and retail properties. Summit focuses on best practices, technology, energy efficient systems, and cleanliness, to improve the patient and tenant experience. In the past five years, Mr. Murphy and Summit guided the disposition and acquisition of medical office properties in New York, Virginia, South Carolina, Tennessee, and Florida. In 2016, Mr. Murphy and Summit facilitated the sale of a $60 million portfolio of medical offices in Syracuse to a publicly traded REIT. Mr. Murphy has been involved with these properties for over 30 years, to include the original development, ongoing management, and leasing, and currently property manager. During this time period, Mr. Murphy and Summit guided the acquisition of medical office buildings in four Southern states which have a value in excess of $100 million, which guidance included the research, selection, negotiation, acquisition, financing, sourcing of equity and the ongoing management of these properties. He has served as CEO and director of Supurva Healthcare Group, Inc. since August 2020. Mr. Murphy received a Bachelor’s of Science degree from LeMoyne College in 1981.

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Paul Strickland – Mr. Strickland has served as Secretary of the Company since August 2020 and as a director of the Company since July 2022. Mr. Strickland has two decades of international business experience within the finance, entertainment, private equity, agriculture, mining, manufacturing, and technology sectors. Since 2013, Mr. Strickland has served as a board member of public and private companies in North America and Asia. In 2017, Mr. Strickland formed Selkirk Global Holdings, a private holding company. Through Selkirk Global Holdings, Mr. Strickland serves as an officer and sits on the board of several small publicly traded companies across a wide variety of sectors, focusing on restructuring activities and corporate governance issues. From 2015-2018, Mr. Strickland was the managing member of USA Milk Processing, LLC. He served as secretary and director of Supurva Healthcare Group, Inc. from 2017 to 2020 and currently serves as secretary of that company. He has served as secretary and director of VG Life Sciences, Inc. from 2017 to present, secretary and director of Jammin Java Corp from 2017 to present, secretary and director of High Performance Beverages Co. from 2017 to present, secretary and director of Humble Energy, Inc. from 2020 to present, secretary and director of Paradigm Oil and Gas, Inc. from 2020 to present, and sole director and officer of FONU2, Inc. since March 2021. From June 2020 to May 2022, Mr. Strickland served as secretary of Bayport International Holdings, Inc. Since September 2022, Mr. Strickland has served as the sole director and officer of iTOKK, Inc. He received his Bachelor’s Degree in Foreign Language and International Affairs, with a minor in Asian Studies and Chinese Language, from the University of Puget Sound in 1998. He is fluent in Mandarin Chinese.

During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act will require our executive officers and directors and persons who own more than 10% of our common stock to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Form 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Board Committees

We do not have a formal Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee. As our business expands, particularly following the closing of a business combination or asset acquisition, our board of directors will evaluate the necessity of forming one or more of the aforementioned committees.

Code of Ethics

We have not adopted a code of ethics to apply to our executive officers, directors or persons performing similar functions.

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Item 6. Executive Compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid, distributed or accrued by us for the years ended December 31, 2022, 2021 and 2020 by our principal executive officer and our other highly compensated executive officers who served during 2022 (“Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
John D. Murphy, Jr.,	2022	$0	$0	$0
President and Chief Executive Officer	2021	$0	$0	$0
	2020	$0	$0	$0

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or our Named Executive Officers at, following, or in connection with the resignation, retirement or other termination of such persons, or a change in control of our company or a change in the responsibilities of our directors or Named Executive Officers following a change in control.

Option Grants.

We have not granted any stock options or restricted stock to any of our Named Executive Officers or directors.

Aggregated Option Exercises and Fiscal Year-End Option Value.

No stock options have been granted to or exercised by our Named Executive Officers or directors.

Long-Term Incentive Plan (“LTIP”) Awards.

We have not granted any LTIP awards to any of our Named Executive Officers or directors.

Corporate Governance

We do not have an audit committee or a compensation committee. We also do not have an audit committee financial expert, because the cost related to retaining a financial expert at this time would be prohibitive in our circumstances. Further, because there are only development stage operations occurring at the present time, we believe the services of a financial expert are not warranted. We do not currently have any independent directors as defined by Marketplace Rule 5605(a)(2) of the Nasdaq Stock Market, Inc.

Employment Agreements

We have not entered into any employment agreements with any of our Named Executive Officers.

DIRECTOR COMPENSATION

We did not pay any compensation to the members of our Board of Directors – such persons being John D. Murphy, Jr., our President and Chief Executive Officer (who served as a director for the entire fiscal year), and Paul L. Strickland, our Secretary (who served as a director since July 2022) – for services rendered as members of our Board of Directors during the fiscal year ended December 31, 2022.

Item 7. Certain Relationships and Related Transactions.

Since January 1, 2020, the Company engaged in the related party transactions set forth below.

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Loans from John D. Murphy, Jr.

During the year ending December 31, 2020, John D. Murphy, Jr., the Company’s Chief Executive Officer and President, directly paid for various Company expenses in the amount of $51,823. These payments are deemed to be a loan by Mr. Murphy to the Company, which loan is unsecured, non-interest bearing, and due on demand.

During the year ending December 31, 2021, John D. Murphy, Jr., the Company’s Chief Executive Officer and President, directly paid for various Company expenses in the amount of $59,543. These payments are deemed to be a loan by Mr. Murphy to the Company, which loan is unsecured, non-interest bearing, and due on demand.

During the nine months ending September 30, 2022, John D. Murphy, Jr., the Company’s Chief Executive Officer and President, directly paid for various Company expenses in the amount of $33,135. These payments are deemed to be a loan by Mr. Murphy to the Company, which loan is unsecured, non-interest bearing, and due on demand.

In addition, during that same nine-month period, the Company and its Board of Directors approved an 8% Manager Promissory Note for up to $300,000 from JMJ Associates, LLC, an entity controlled by John D. Murphy, Jr., the Company’s Chief Executive Officer and President. JMJ Associates, LLC has not yet made any loans to the Company.

As of September 30, 2022, December 31, 2021 and 2020, the outstanding balances payable to Mr. Murphy as a result of the foregoing loans were $144,501, $111,366 and $51,823, respectively.

Loans from Paul Strickland

During the nine months ended September 30, 2022, Paul Strickland, the Company’s Secretary and a director, provided loans to the Company in the amount of $7,119, all of which remained outstanding as of September 30, 2022. The loans are unsecured, non-interest bearing, and due on demand.

On October 5, 2022, the Company issued a $50,000.00 10% convertible promissory note to Selkirk Global Holdings, LLC, an entity owned by Paul Strickland, the Company’s Secretary and a member of its board of directors. This note matures October 5, 2023 and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of this note.

Settlement Agreement with Green Horseshoe, LLC

On September 17, 2020, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Green Horseshoe, LLC relating to the Company’s past due notes payable with a principal balance of $285,206 and accrued interest of $296,670 representing a total settlement liability of $581,876. At the time the Settlement Agreement was entered into, Green Horseshoe, LLC did not own any shares of the Company. Other than as a result of the Settlement Agreement, there is no relationship between Green Horseshoe, LLC and the Company or any related party of the Company.

The Settlement Agreement provides for the issuance of free-trading common shares to Green Horseshoe, LLC at a conversion rate of 50% of the average closing price of the Company’s shares for the 10 trading days prior to any issuance notice issued by Green Horseshoe, LLC, subject to a 9.9% beneficial ownership cap. To date, the Company has made the issuances of common stock set forth below under the Settlement Agreement. As a result of such issuances of common stock, the balance of the settlement liability owed to Green Horseshoe, LLC as of January 31, 2023 was $241,413.77.

●	On November 5, 2020, the Company issued 1,387,000 shares of its common stock to Green Horseshoe, LLC for litigation and legal expenses associated with the Settlement Agreement in the amount of $13,870. The value was determined using the closing market price on the date of the grant. On December 22, 2020, the shares were transferred to Top Knot, Inc.

●	On December 4, 2020, the Company issued 11,000,000 shares of its common stock for repayment of the settlement liability to Green Horseshoe, LLC in the amount of $55,000. The shares were issued to Top Knot, Inc., which is the designated holder of Green Horseshoe, LLC. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement.

●	On January 13, 2021, the Company issued 12,000,000 shares of its common stock to Intermarket & Associates LLC, the designated holder of Green Horseshoe, LLC, for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement. On February 6, 2021, the shares were transferred to OC Sparkle Inc.

●	On February 9, 2021, the Company issued 12,000,000 shares of its common stock to Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement. On March 3, 2021, the shares were transferred to OC Sparkle Inc.

●	On January 14, 2022, the Company issued 16,855,527 shares of its common stock to Green Horseshoe, LLC designee, Bruce Bent, for the repayment of the settlement liability in the amount of $84,278. The value was determined based on the conversion price of at $0.005 per share, according to the Settlement Agreement. Bruce Bent is not an affiliate.

●	On January 18, 2022, the Company issued 10,290,000 shares of its common stock to Green Horseshoe, LLC designee, Trillium Partners, LP, for the repayment of the settlement liability in the amount of $51,450. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement. The control person of Trillium Partners, LP is Steve Hicks.

●	On July 22, 2022, the Company issued 19,000,000 shares of its common stock to Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $22,800. The value was determined based on the conversion price of $0.0012 per share, according to the settlement agreement.

Item 8. Legal Proceedings.

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, no such legal proceedings are contemplated or threatened.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market for the Common Stock

Our common stock is quoted on the OTC Pink Market under the symbol “HLLK”. The bid quotations reported on the OTC Pink Market reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

Our common stock is very thinly traded. The quoted bid and asked prices for our common stock vary from week to week. An investor holding shares of our common stock may find it difficult to sell the shares and may find it impossible to sell more than a small number of shares at the quoted bid price.

30

(a-1) Restrictions on Availability of Rule 144 for resale of the Company’s shares

Section 5 of the Securities Act forbids the sale of securities in the United States unless accompanied by a prospectus or exempted from the prospectus delivery requirement. A principal exemption relied upon by shareholders is the safe harbor provided by Rule 144 under the Securities Act, which permits the resale of securities by holders who satisfy the requirements of that Rule.

We are deemed to be a shell company because we have no business operations and no assets. Section “(i)” of Rule 144 states that Rule 144 is not available for resale of securities issued by a company that is or ever has been a shell, unless the issuer is no longer a shell, has filed all required periodic reports with the SEC, and has at least 12 months prior to the resale filed with the SEC “Form 10 information” indicating that the issuer has ceased to be a shell company. Because Section “(i)” of Rule 144 applies to our company, holders of our common stock will not be able to rely on Rule 144 to resell their shares until at least 12 months after we file information with the SEC demonstrating that we have ceased to be a shell and then only if we are compliant with the SEC’s periodic reporting requirements. This restriction could significantly limit the liquidity of the common stock held by our shareholders.

(b) Derivative Securities

There are no outstanding securities that are convertible into our common stock or that provide the holder a right to purchase shares of our common stock or any other security issued by our company, other than 100,000 shares of our Series A Preferred Stock, the terms of which are described in Item 11 below.

(c) Shareholders of Record

As of December 29, 2022, there were 1,880 holders of record of our common stock.

(d) Dividends

We have never paid or declared any cash dividends on our common stock and do not plan to do so in the foreseeable future. We intend to retain any future earnings for the operation of the business, including the search for a target business or assets. Any decision as to future payment of dividends will depend on our available earnings, capital requirements, general financial condition and other factors deemed pertinent by the Board of Directors.

(e) Securities Authorized for Issuance Under Equity Compensation Plans

Our Board of Directors has not adopted any equity compensation plan for our company.

Item 10. Recent Sales of Unregistered Securities.

Since January 1, 2020, we have issued and sold the unregistered securities described below. All of the issuances were made under Section 4(a)(2) of the Securities Act, or, with respect to issuances to Green Horseshoe, LLC or its designees as a result of the settlement liability under the Settlement Agreement, Section 3(a)(10) of the Securities Act.

On November 5, 2020, the Company issued 1,387,000 shares of its common stock to Green Horseshoe, LLC for litigation and legal expenses associated with the settlement agreement in the amount of $13,870. The value was determined using the closing market price on the date of the grant. On December 22, 2020, the shares were transferred to Top Knot, Inc.

On November 6, 2020, the Company issued 10,000,000 shares of its common stock for professional services provided by Endicott Holdings Group, LLC in the amount of $100,000. The value was determined using the closing market price on the date of the grant.

On December 1, 2020, the Company issued 120,000,000 shares of its common stock for professional services provided by Endicott Holdings Group, LLC in the amount of $1,200,000. The value was determined using the closing market price on the date of the grant.

On December 4, 2020, the Company issued 11,000,000 shares of its common stock for repayment of the settlement liability to Green Horseshoe, LLC in the amount of $55,000. The shares were issued to Top Knot, Inc., which is the designated holder of Green Horseshoe, LLC. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement.

On January 13, 2021, the Company issued 12,000,000 shares of its common stock to Intermarket & Associates LLC, the designated holder of Green Horseshoe, LLC, for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement. On February 6, 2021, the shares were transferred to OC Sparkle Inc.

On February 9, 2021, the Company issued 12,000,000 shares of its common stock to Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement. On March 3, 2021, the shares were transferred to OC Sparkle Inc.

On January 14, 2022, the Company issued 16,855,527 shares of its common stock to Green Horseshoe, LLC designee, Bruce Bent, for the repayment of the settlement liability in the amount of $84,278. The value was determined based on the conversion price of at $0.005 per share, according to the Settlement Agreement.

On January 18, 2022, the Company issued 10,290,000 shares of its common stock to Green Horseshoe, LLC designee, Trillium Partners, LP, for the repayment of the settlement liability in the amount of $51,450. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement. The control person of Trillium Partners, LP is Steve Hicks.

31

On February 1, 2022, the Company and its Board of Directors approved an 8% Manager Promissory Note for up to $300,000. The note will be issued to JMJ Associates, LLC, an entity controlled by the Company’s Chief Executive Officer and President, John D. Murphy, Jr.

On July 22, 2022, the Company issued 19,000,000 shares of its common stock to Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $22,800. The value was determined based on the conversion price of $0.0012 per share, according to the Settlement Agreement.

Item 11. Description of Registrant’s Securities to be Registered.

Our authorized capital stock consists of common stock, $0.001 par value, 2,499,900,000 shares authorized, of which 216,403,374 shares were issued and outstanding as of September 30, 2022. We are also authorized to issue 200,000 shares of Series A Preferred Stock, par value $0.001 per share, of which 100,000 shares were issued and outstanding as of September 30, 2022, all of which are held, directly or indirectly, by our executive officers.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to this Registration Statement.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the shareholders. The payment of dividends on our common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on our common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of our common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to our common stock. When issued in accordance with our articles of incorporation, bylaws and Florida law, shares of our common stock are fully paid and are not liable to further calls or assessment by us.

Preferred Stock

Each share of our Series A Preferred Stock is convertible at the option of the holder into nine hundred (900) shares of our common stock. The holders of our Series A Preferred Stock have voting rights of 100,000 votes for each share of Series A Preferred Stock held, and shall be paid twice the amount of dividends issued by our company to common shareholders on a pro rata basis with the number of shares of Series A Preferred Stock held. In the event of any sale of all or substantially all of the assets of the Company, a sale of the Company, or a dissolution, liquidation, bankruptcy, reorganization or other winding down of the Company, whether voluntary of involuntary, the holders of the Series A Preferred Stock, on a pro rata basis, shall be entitled to receive, prior and in preference to any distribution or payment made to the holders of the issued and outstanding shares of our common stock, our of the Company’s remaining net assets, an aggregate amount equal to $4,000,000. The holders of the Series A Preferred Stock shall have a right of first refusal to participate or purchase stock in any registration statement filed by the Company. Messrs. Murphy and Strickland hold all of the issued and outstanding shares of Series A Preferred Stock.

Transfer Agent and Registrar

Liberty Stock Transfer, Inc. is the transfer agent and registrar for our common stock.

Item 12. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by Florida corporate law and our Articles of Incorporation and Bylaws. We have agreed to indemnify each of our directors and officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data.

We are a smaller reporting company in accordance with Regulation S-X. Our financial statements are filed under this Item, beginning on page F-1.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

In our two most recent fiscal years, we had no disagreements with our independent accountants.

32

Item 15. Financial Statements and Exhibits.

(a) Financial Statements and Schedule

(a) List separately all financial statements filed as part of the Registration Statement. (b) Furnish the exhibits required by Item 601 of Regulation S-K (§229.601 of this chapter).

We have filed the following documents as part of this Registration Statement on Form 10:

Financial Statements

Our financial statements are included beginning on page F-1 of this Registration Statement.

Annual Financial Statements (audited):

Quarterly Financial Statements (unaudited):

Financial Statement Schedules

All schedules have been omitted because they are not required, not applicable, not present in amounts sufficient to require submission of the schedule, or the required information is otherwise included in our financial statements and related notes.

(b) Exhibits

Exhibit Number	Description
3.1#	Articles of Incorporation
3.2#	By-Laws
10.1#	Settlement Agreement and Stipulation dated as of September 17, 2020 by and between Hallmark Venture Group, Inc. and Green Horseshoe, LLC
10.2#	Promissory Note dated February 1, 2022 issued by Hallmark Venture Group., Inc. to JMJ Associates, LLC

# Previously filed.

33

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HALLMARK VENTURE GROUP, INC.

Date: February 14, 2023	By:	/s/ John D. Murphy, Jr.
John D. Murphy, Jr., CEO

34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Hallmark Venture Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hallmark Venture Group, Inc. (the Company) as of December 31, 2021 and 2020, and the related statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had incurred substantial losses during the year and negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The Critical Audit Matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates. We determined that there are no critical audit matters.

/s/ JLKZ CPA LLP

We have served as the Company’s auditor since 2022.

JLKZ CPA LLP.

Flushing, New York

April 27, 2022

F-1

HALLMARK VENTURE GROUP, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

	December 31, 2021	December 31, 2020

ASSETS

CURRENT ASSETS
Cash	-	-

Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$225,128	$140,735
Due to related party	111,366	51,823
Stock payable	36,130	36,130
Settlement liability - related party	406,876	526,876
Total Current Liabilities	779,500	755,564

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock, 200,000 shares authorized, $0.001 par value; 100,000 and 100,000 issued and outstanding, respectively	100	100
Common stock, 2,499,900,000 shares authorized, $0.001 par value; 170,257,847 and 146,257,847 issued and outstanding, respectively	170,258	146,258
Additional paid-in capital	1,816,673	1,716,900
Accumulated deficit	(2,766,531)	(2,618,822)
Total Stockholders’ Deficit	(779,500)	(755,564)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

The accompanying notes are an integral part of these financial statements.

F-2

HALLMARK VENTURE GROUP INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Year Ended December 31,
	2021	2020

REVENUES	$-	$-

EXPENSES
General and administrative	143,936	1,512,596
Total operating expenses	143,936	1,512,596
LOSS FROM OPERATIONS	(143,936)	(1,512,596)

OTHER EXPENSE
Interest expense	-	(22,989)
Imputed interest expense	(3,773)	(1,357)
Loss on disposal of investment	-	(97,050)

Total other expense	(3,773)	(121,396)

Net loss before income taxes	(147,709)	(1,633,992)
Provision for income tax	-	-
Net loss	(147,709)	(1,633,992)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$(0.00)	$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	168,581,135	16,622,374

The accompanying notes are an integral part of these financial statements.

F-3

HALLMARK VENTURE GROUP, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholder’
	Shares	Amount	Shares	Amount	capital	Deficit	Deficit

Balance, December 31, 2019	100,000	$100	3,870,847	$3,871	$489,060	$(984,830)	$(491,799)

Common stock issued for services - related party	-	-	131,387,000	131,387	1,182,483	-	1,313,870

Common stock issued for payment on settlement liability - related party	-	-	11,000,000	11,000	44,000	-	55,000

Imputed interest on amounts due to related party	-	-	-	-	1,357	-	1,357

Net loss	-	-	-	-	-	(1,633,992)	(1,633,992)

Balance, December 31, 2020	100,000	$100	146,257,847	$146,258	$1,716,900	$(2,618,822)	$(755,564)

Common stock issued for payment on settlement liability - related party	-	-	24,000,000	24,000	96,000	-	120,000

Imputed interest on amounts due to related party	-	-	-	-	3,773	-	3,773

Net loss	-	-	-	-	-	(147,709)	(147,709)

Balance, December 31, 2021	100,000	$100	170,257,847	$170,258	$1,816,673	$(2,766,531)	$(779,500)

The accompanying notes are an integral part of these financial statements.

F-4

HALLMARK VENTURE GROUP, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Year Ended December 31,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(147,709)	$(1,633,992)
Adjustments to reconcile net loss to net cash from operating activities:
Shares issued for services - related party	-	1,313,870
Loss on disposal of investment		97,050
Imputed interest on amounts due to related party	3,773	1,357
Bad Debts		15,000
Changes in operating assets and liabilities
Increase in accounts payable and accrued expenses	84,393	97,281
Increase in settlement liabilities - related party	-	22,989
Decrease in deferred revenue	-	(1,508)
Stock payable for services provided		36,130
Net cash used in operating activities	(59,543)	(51,823)

Cash Flows From Investing Activities:
Purchase of fixed assets	-	-
Net cash used in investing activities	-	-

Cash Flows From Financing Activities:
Proceeds from related party	59,543	51,823
Net cash provided by financing activities	59,543	51,823

Net increase (decrease) in Cash and equivalents	-	-
Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH TRANSACTIONS
Common stock issued for payment on settlement liability - related party	$120,000	$55,000

The accompanying notes are an integral part of these financial statements.

F-5

Note 1 — Organization and Operations

Hallmark Venture Group, Inc., was originally incorporated in the state of Colorado on July 14, 1995, with the name CPC Office Systems, Inc. On July 12, 1999, the Company changed its name to Homesmart USA, Inc. On March 6, 2008, the Company changed its name to Speech Phone, Inc. On March 3, 2006, the Company moved its domicile to Nevada. On March 8, 2006, the Company changed its name to Smart Truck Systems, Inc. On July 16, 2008, the Company changed its name to Hallmark Venture Group, Inc.

On May 4, 2020, Living Waters, LLC (“LWLLC”) obtained management control of the Company from its previous CEO and Director, Robert Cashman (“Cashman”), pursuant to a contingent Share Purchase Agreement (the “SPA”), dated as of May 4, 2020, by and among LWLLC and Cashman, whereby certain preferred shares (the “Preferred Shares”) that represent the voting control interest in the Company were to be issued to LWLLC (the “Transaction”).

On May 27, 2020, in connection with the Transaction and in accordance with provisions of the SPA, LWLLC assigned the SPA to Medical Southern, LLC (“MSLLC”). On August 13, 2020, all issued and outstanding Preferred Shares were issued to a designee of MSLLC, Top Knot, Inc. USA (“TKIU”).

On August 17, 2020, in connection with the Transaction and in accordance with provisions of the SPA, MSLLC assigned the SPA to Stonecrest Acquisition, LLC (“SALLC”). As a consequence of the Transaction, a change of control of the Company occurred. As a result of the Transaction TKIU obtained voting control of the Company. Subsequently, on October 19, 2020, TKIU assigned 100% of the Preferred Shares it held to Endicott Holdings Group, LLC (“Endicott”).

Note 2 — Basis of Presentation and Going Concern

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied; that all material matters necessary for a fair presentation are included and disclosed to the extent necessary and that all material adjustments have been made.

Going Concern

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As of December 31, 2021, the Company had an accumulated deficit of approximately $2,766,531 and requires additional funds to support its operations and to achieve its business development goals, the attainment of which are not assured.

These factors and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might incur in the event the Company cannot continue in existence. Management intends to seek additional capital from new equity securities offerings, debt financing and debt restructuring to provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. However, management can give no assurance that these funds will be available in adequate amounts, or if available, on terms that would be satisfactory to the Company.

The timing and amount of the Company’s capital requirements will depend on a number of factors, including maintaining its status as a public company and supporting shareholder and investor relations.

Note 3 — Summary of Significant Accounting Policies

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company utilizes an accrual basis of accounting and has a December 31st year end.

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-6

Revenue Recognition

On January 1, 2018, we adopted Accounting Standards Update No. 2014-09, (Revenue from Contracts with Customers) (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (ASC), Revenue Recognition. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606. The impact of adopting the new revenue standard was not material to our financial statements and there was no adjustment to beginning retained earnings on January 1, 2018.

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;
●	identification of the performance obligations in the contract;
●	determination of the transaction price;
●	allocation of the transaction price to the performance obligations in the contract; and
●	recognition of revenue when, or as, we satisfy a performance obligation.

The Company recognizes revenues based on monthly fees for services provided to customers. Some customers prepay for annual services and the Company defers such amounts and amortizes them into revenues as the service is provided.

The adoption of Topic 606 has no impact on the Company’s financials as the Company has not generated any revenues.

Stock-based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions included recurring liabilities, or issuing or offering to issue shares, options and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

For the years ended December 2021 and 2020, the Company issued shares for expenses and payment on its settlement liability. The Company issued 24,000,000 common shares and 142,387,000 common shares during the years ended December 31, 2021 and 2020, respectively.

Property and Equipment

Expenditures for major equipment are capitalized when such costs are determined to extend the useful life of the asset or are part of the cost of acquiring the asset. Maintenance and repairs costs are charged to expense as incurred. Gains and losses on sales of property used in operations are classified within operating expenses.

For financial reporting purposes, we record depreciation and amortization of property and equipment on a straight-line basis over the asset’s service life or related lease term, if shorter. For income tax purposes, depreciation is computed using accelerated methods when applicable.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

F-7

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair values because of the short maturity of these instruments.”

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modelling inputs based on assumptions)”

The Company has no assets or liabilities valued at fair value on a recurring basis.

F-8

Derivative Financial Instruments

The Company accounts for freestanding contracts that are settled in a company’s own stock, including common stock warrants, to be designated as an equity instrument or generally as a liability. A contract so designated is carried at fair value on a company’s balance sheet, with any changes in fair value recorded as a gain or loss in a company’s results of operations.

The Company records all derivatives on the balance sheet at fair value, adjusted at the end of each reporting period to reflect any material changes in fair value, with any such changes classified as changes in derivatives valuation in the statement of operations. The calculation of the fair value of derivatives utilizes highly subjective and theoretical assumptions that can materially affect fair values from period to period. The recognition of these derivative amounts does not have any impact on cash flows.

At the date of the conversion of any convertible debt, the pro-rata fair value of the related embedded derivative liability is transferred to additional paid-in capital.

There was no derivative activity for the years ending December 31, 2021 and 2020. Therefore, no derivative liabilities were recorded during the years ended December 31, 2021 and 2020.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260. Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes, stock issuable to the exercise of stock options and warrants have been excluded from the diluted loss per share calculation because their effect is anti-dilutive. As of December 31, 2021 and December 31, 2020, the Company has no dilutive instrument because the outstanding convertible preferred stock would cause an anti-dilutive effect .

Income Taxes

The Company accounts for income taxes under the provisions of the ASC Topic No. 740, Income Taxes (ASC 740) which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.”

Recently Issued Accounting Pronouncements

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission are not believed by management to have a material impact on the Company’s present or future financial statements.

F-9

Note 4 – Settlement Liability

On September 17, 2020, the Company entered into a settlement agreement with Green Horseshoe, LLC., Inc. on its past due notes payable with a principal balance of $285,206 and accrued interest of $296,670 representing a total amount of the settlement of $581,876.

The agreement calls for the Company’s transfer agent to issue free-trading common shares to Green Horseshoe, LLC. at a conversion rate of 50% of the average closing price of the Company’s shares for the 10 prior trading days prior to any issuance notice issued by Green Horseshoe, LLC. The Company shall issue its unrestricted common stock in one or more tranches of less than 10% of the Company’s then issued and outstanding shares until the agreed upon settlement is satisfied.

For the years ended December 31, 2021 and 2020, the Company issued 24,000,000 and 11,000,000 shares of its common stock, respectively, in payment of $120,000 and $55,000 towards the settlement with no gain or loss recorded.

As of December 31, 2021 and 2020, the balances of the settlement liability were $406,876 and $526,876, respectively.

Pursuant to a court order, the Company recognized additional interest expense of $22,989 for the year ended December 31, 2020. Interest expenses for the years ended December 31, 2021 and 2020 were $0 and $22,989, respectively.

Note 5 – Accounts Payable and Accrued Liabilities

As of December 31, 2020, accounts payable consist of legal fees of $95,944 and transfer agent fees of $44,791 incurred by the Company, which were total of $140,735.

As of December 31, 2021, accounts payable consist of legal fees incurred by the Company, which was $225,128.

Note 6 – Stock Payable

The Company’s settlement liability included the requirement to issue 5,000,000 shares of the Company’s common stock in order to cover litigation and legal expenses associated with the settlement agreement. The value of the shares at the settlement date was $0.01 resulting in a total value of $50,000. The Company issued 1,387,000 shares on November 5, 2020 at a value of $13,870. The balance due was $36,130 as of December 31, 2021 and 2020 respectively.

Note 7 – Stockholders’ Equity

Common Stock:

Effective January 29, 2021, the Company decreased its authorized shares from 2,500,000,000 shares to 2,499,900,000 shares of its $0.001 par value common stock.

Issuance of common stock for services, acquisitions and debt repayments:

During the years ended December 31, 2021 and 2020, the Company issued the following shares of common stock.

●	On November 5, 2020, the Company issued 1,387,000 shares of its common stock to Green Horseshoe, LLC for litigation and legal expenses associated with the settlement agreement in the amount of $13,870. The value was determined using the closing market price on the date of the grant. On December 22, 2020, the shares were transferred to Top Knot, Inc.

●	On November 6, 2020, the Company issued 10,000,000 shares of its common stock for professional services provided by Endicott Holdings Group, LLC in the amount of $100,000. The value was determined using the closing market price on the date of the grant.

●	On December 1, 2020, the Company issued 120,000,000 shares of its common stock for professional services provided by Endicott Holdings Group, LLC in the amount of $1,200,000. The value was determined using the closing market price on the date of the grant.

F-10

●	On December 4, 2020, the Company issued 11,000,000 shares of its common stock for repayment of the settlement liability to Green Horseshoe, LLC in the amount of $55,000. The shares were issued to Top Knot, Inc., which is the designated holder of Green Horseshoe, LLC. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement. The conversion rate is 50% of the average closing price of the Company’s common stock for the 10 trading days prior to the notice issued by Green Horseshoe, LLC.

●	On January 13, 2021, the Company issued 12,000,000 shares of its common stock to Intermarket & Associates LLC, the designated holder of Green Horseshoe, LLC, for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement. The conversion rate is 50% of the average closing price of the Company’s common stock for the 10 trading days prior to the notice issued by Green Horseshoe, LLC. On February 6, 2021, the 12,000,000 shares were transferred to OC Sparkle Inc.

●	On February 9, 2021, the Company issued 12,000,000 shares of its common stock to Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the Settlement Agreement. The conversion rate is 50% of the average closing price of the Company’s common stock for the 10 trading days prior to the notice issued by Green Horseshoe, LLC. On March 3, 2021, the 12,000,000 shares were transferred to OC Sparkle Inc.

The Company had 170,257,847 and 146,257,847 shares of common stock issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.

Preferred Stock:

The Company is authorized to issue 200,000 shares of $0.001 par value Series A preferred stock. The Company increased its authorized such shares from 100,000 to 200,000 on January 19, 2021. Each share of the Series A Preferred Stock, is convertible at the option of the holder into nine hundred shares of common stock. The holder has voting rights of 100,000 votes for each share of Preferred stock held, and shall be paid twice the amount of dividends issued by the Company to common shareholders on a pro rate basis with the number of Preferred shares held.

The Company has 100,000 preferred shares issued and outstanding as of December 31, 2021 and 2020. Endicott Holdings Group, LLC is the sole holder of the Preferred Stock.

Note 8 – Related Party Transactions

Related parties of the company during the year ended December 31, 2021 and December 31, 2020 consist of the following:

Name of Related Party	Related Relationship
John D. Murphy Jr.	Principal Executive Officer of the Company, Controller of JMJ Associates, LLC
Green Horseshoe, LLC.	Significant debt holder and former shareholder
Endicott Holdings, Group, LLC	Significant shareholder
Top Knot, Inc	Significant shareholder
OC Sparkle Inc.	Significant shareholder

For the years ended December 31, 2021 and 2020, the Company had the following related party transactions from the result of services provided to the Company, repayment of related party debt and proceeds of loan provided by management.

On November 5, 2020 the Company issued 1,387,000 of its shares of common stock to Green Horseshoe, LLC for litigation and legal expenses associated with the settlement agreement in the amount of $13,870. The value was determined using the closing market price on the date of the grant. On December 22, 2020, the 1,387,000 shares were transferred to Top Knot, Inc.

On November 6, 2020 the Company issued 10,000,000 of its shares of common stock as payment to Endicott Holdings, Group, LLC. for services provided to the Company in the amount of $100,000. The value was determined using the closing market price on the date of the grant.

On December 1, 2020 the Company issued 120,000,000 of its shares of common stock as payment to Endicott holdings, Group, LLC. for services provided to the Company in the amount of $1,200,000. The value was determined using the closing market price on the date of the grant.

On December 4, 2020, the Company issued 11,000,000 shares of its common stock for repayment of the settlement liability to Green Horseshoe, LLC in the amount of $55,000. However, the 11,000,000 shares were issued to Top Knot, Inc, which is the designated holder of Green Horseshoe, LLC. shares. The value was determined based on the conversion price of $0.005 per share, according to the settlement agreement. The conversion rate is 50% of the average closing price of the Company’s stock for the 10 trading days prior to the notice issued by Green Horseshoe, LLC.

On January 13, 2021, the Company issued 12,000,000 shares of its common stock to Intermarket & Associates LLC, the designated holder of Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the settlement agreement. The conversion rate is 50% of the average closing price of the Company’s stock for the 10 trading days prior to the notice issued by Green Horseshoe, LLC. On February 6, 2021, the 12,000,000 shares were transferred to OC Sparkle Inc.

On February 9, 2021, the Company issued 12,000,000 shares of its common stock to Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the settlement agreement. The conversion rate is 50% of the average closing price of the Company’s stock for the 10 trading days prior to the notice issued by Green Horseshoe, LLC. On March 3, 2021, the 12,000,000 shares were transferred to OC Sparkle Inc. As of December 31, 2021 and 2020, the balances of the settlement liability were $406,876 and $526,876 respectively.

F-11

For the year ending December 31, 2020, the Company’s Chief Executive Officer, John D. Murphy, Jr., directly paid for various company expenses in the amount of $51,823. The amount is unsecured, non-interest bearing, and due on demand.

For the year ending December 31, 2021, the Company’s Chief Executive Officer, John D. Murphy, Jr., directly paid for various company expenses in the amount of $59,543. The amount is unsecured, non-interest bearing, and due on demand.

As of December 31, 2021 and 2020, the outstanding balances payable to related party were $111,366 and $51,823, respectively. The imputed interests are assessed as an expense to the business operations and an addition to paid in capital. The imputed interest rate is 8%. As of December 31, 2021 and 2020 the imputed interest was $3,773 and $1,357 respectively.

Note 9 - Disposal loss

In 2019, the Company received marketable securities for services provided with a value at the time of issuance of $112,050. The Company sold these securities in 2020 for $15,000, resulting in a loss of $97,050 for the year ended December 31, 2020.

Note 10– Income Taxes

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21%

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Tax expenses (benefit) at statutory rate	$31,019	$343,138
Tax effect of valuation allowance	(31,019)	(343,138)
Tax expenses (benefit), net	$-	$-

The Company has current net operating loss carryforwards in excess of $2,766,531 as of December 31, 2021, to offset future taxable income, which expire beginning 2035.

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
NOL carryforwards	$580,972	$549,953
Valuation allowance	(580,972)	(549,953)
Deferred tax asset, net	$-	$-

At December 31, 2021, the Company provided a full valuation allowance for the deferred tax asset because it could not be determined whether it was more likely than not that the deferred tax asset would be realized.

In this case the larger numbers at the bottom are determined by the accumulated deficit times 21% and the top number is the current year loss times 21%. The net operating loss amount in the narrative would be the accumulated deficit at December 31, 2021.

Note 11 – Contingencies and Litigation

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on the financial position, results of operations or liquidity. As of December 31, 2021 and 2020, the Company is not involved in any litigation or disputes.

Lease Commitments

For the years ending December 31, 2021 and 2020, the Company had no lease commitments. The Company’s Chief Executive Officer and President, John D. Murphy, Jr., provides complimentary office space for the Company.

Note 12 – Subsequent Events

On January 14, 2022, the Company issued 16,855,527 shares of its unrestricted common stock at $0.005 in settlement of $84,278 of the Company’s outstanding settlement liability under the Settlement Agreement.

On January 18, 2022, the Company issued 10,290,000 shares of its unrestricted common stock at $0.005 in settlement of $51,450 of the Company’s outstanding settlement liability under the Settlement Agreement.

On February 1, 2022, the Company and its Board of Directors approved an 8% Manager Promissory Note for up to $300,000. The note will be from JMJ Associates, LLC, an entity controlled by the Company’s Chief Executive Officer and President, John D. Murphy, Jr.

Management has evaluated all activity from December 31, 2021 through the date the financial statements were issued and has concluded that no additional subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.

F-12

HALLMARK VENTURE GROUP, INC.

BALANCE SHEETS

AS OF SEPTEMBER 30, 2022 (UNAUDITED)

AND DECEMBER 31, 2021

	September 30,	December 31,
	2022	2021
ASSETS

CURRENT ASSETS
Cash	-	-

Total Current Assets	-	-

OTHER ASSETS
Total Other Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$225,128	$225,128
Due to related party	151,620	111,366
Stock payable	36,130	36,130
Other liabilities	135,916
Settlement liability - related party	248,348	406,876

Total Current Liabilities	797,142	779,500

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock, 200,000 shares authorized, $0.001 par value; 100,000 and 100,000 issued and outstanding, respectively	100	100
Common stock, 2,499,900,000 shares authorized, $0.001 par value; 216,403,374 and 170,257,847 issued and outstanding, respectively	216,403	170,258
Additional paid-in capital	1,937,169	1,816,673
Accumulated deficit	(2,950,814)	(2,766,531)
Total Stockholders’ Deficit	(797,142)	(779,500)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

See accompanying notes to unaudited interim financial statements.

F-13

HALLMARK VENTURE GROUP INC.

STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

REVENUES	$-	$-	$-	$-

EXPENSES
General and administrative	5,104	107,928	40,254	118,499

Total expenses	5,104	107,928	40,254	118,499

LOSS FROM OPERATIONS	(5,104)	(107,928)	(40,254)	(118,499)

OTHER EXPENSE
Imputed interest expense	(2,980)	(1,455)	(8,113)	(3,773)
Other expenses	-	-	(135,916)	-

Total other expense	(2,980)	(1,455)	(144,029)	(3,773)

NET LOSS	(8,084)	(109,383)	(184,283)	(122,272)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.000)	$(0.001)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	208,349,026	170,257,847	199,648,605	168,016,089

See accompanying notes to unaudited interim financial statements.

F-14

HALLMARK VENTURE GROUP, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(Unaudited)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	capital	Deficit	(Deficit)

Balance, December 31, 2020	100,000	$100	146,257,847	$146,258	$1,716,900	$(2,618,822)	$(755,564)
Common stock issued for payment on Settlement Liability - related party	-	-	24,000,000	24,000	96,000	-	120,000
Imputed Interest on amounts due to related party	-	-	-	-	1,103	-	1,103
Net loss	-	-	-	-	-	(6,312)	(6,312)
Balance, March 31, 2021	100,000	100	170,257,847	170,258	1,814,003	(2,625,134)	(640,773)
Imputed Interest on amounts due to related party	-	-	-	-	1,215	-	1,215
Net loss	-	-	-	-	-	(6,577)	(6,577)
Balance, June 30, 2021	100,000	100	170,257,847	170,258	1,815,218	(2,631,711)	(646,135)
Imputed Interest on amounts due to related party	-	-	-	-	1,455	-	1,455
Net loss	-	-	-	-	-	(109,383)	(109,383)
Balance, September 30, 2021	100,000	$100	170,257,847	$170,258	$1,816,673	$(2,741,094)	$(754,063)

Balance, December 31, 2021	100,000	$100	170,257,847	$170,258	$1,816,673	$(2,766,531)	$(779,500)
Common stock issued for payment on Settlement Liability - related party	-	-	27,145,527	27,145	108,583	-	135,728
Imputed Interest on amounts due to related party	-	-	-	-	2,228	-	2,228
Net loss	-	-	-	-	-	(32,978)	(32,978)
Balance, March 31, 2022	100,000	100	197,403,374	197,403	1,927,484	(2,799,509)	(674,522)
Imputed Interest on amounts due to related party	-	-	-	-	2,905	-	2,905
Net loss	-	-	-	-	-	(143,221)	(143,221)
Balance, June 30, 2022	100,000	100	197,403,374	197,403	1,930,389	(2,942,730)	(814,838)
Common stock issued for payment on Settlement Liability - related party	-	-	19,000,000	19,000	3,800	-	21,800
Imputed Interest on amounts due to related party	-	-	-	-	2,980	-	2,980
Net loss	-	-	-	-	-	(8,084)	(8,084)
Balance, September 30, 2022	100,000	$100	216,403,374	$216,403	$1,937,169	$(2,950,814)	$(797,142)

See accompanying notes to unaudited interim financial statements.

F-15

HALLMARK VENTURE GROUP, INC.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(Unaudited)

	Nine Months Ended
	September 30,
	2022	2021

Cash Flows From Operating Activities:
Net loss	$(184,283)	$(122,272)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest on amounts due to related party	8,113	3,773
Changes in operating assets and liabilities
Increase in accounts payable		58,956
Increase in other liabilities	135,916	-
Net cash used in operating activities	(40,254)	(59,543)

Cash Flows From Investing Activities:
Purchase of fixed assets	-	-
Net cash provided by Investing activities	-	-

Cash Flows From Financing Activities:
Proceeds from related party	40,254	59,543
Net cash provided by financing activities	40,254	59,543

Increase (decrease) in Cash	-	-
Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH TRANSACTIONS
Commons stock issued for payment on settlement liability - related party	$158,528.00	$120,000.00

See accompanying notes to unaudited interim financial statements.

F-16

Hallmark Venture Group, Inc.

Notes to the Financial Statements

Nine Months Ended September 30, 2022 and 2021

Note 1 — Organization and Operations

Hallmark Venture Group, Inc. was originally incorporated in the state of Colorado on July 14, 1995, with the name CPC Office Systems, Inc. On July 12, 1999, the Company changed its name to Homesmart USA, Inc. On March 3, 2006, the Company moved its domicile to Nevada. On March 8, 2006, the Company changed its name to Smart Truck Systems, Inc. On March 6, 2008, the Company changed its name to Speech Phone, Inc. On July 16, 2008, the Company changed its name to Hallmark Venture Group, Inc. On March 21, 2022, the Company converted to a Florida corporation.

On May 4, 2020, Living Waters, LLC (“LWLLC”) obtained management control of the Company from its previous CEO and Director, Robert Cashman (“Cashman”), pursuant to a contingent Share Purchase Agreement (the “SPA”), dated as of May 4, 2020, by and among LWLLC and Cashman, whereby certain preferred shares (the “Preferred Shares”) that represent the voting control interest in the Company were to be issued to LWLLC (the “Transaction”).

On May 27, 2020, in connection with the Transaction and in accordance with provisions of the SPA, LWLLC assigned the SPA to Medical Southern, LLC (“MSLLC”). On August 13, 2020, all issued and outstanding Preferred Shares were issued to a designee of MSLLC, Top Knot, Inc. USA (“TKIU”).

On August 17, 2020, in connection with the Transaction and in accordance with provisions of the SPA, MSLLC assigned the SPA to Stonecrest Acquisition, LLC (“SALLC”). As a consequence of the Transaction, a change of control of the Company occurred. As a result of the Transaction, TKIU obtained voting control of the Company. Subsequently, on October 19, 2020, TKIU assigned 100% of the Preferred Shares it held to Endicott Holdings Group, LLC (“Endicott”).

On June 20, 2022, Endicott transferred 100% of the preferred shares, and 110,646,679 of the shares of common stock it held, to Beartooth Asset Holdings, LLC, an entity controlled by the Company’s Secretary, Paul Strickland, resulting in a change of control of the Company.

On July 7, 2022, Beartooth Asset Holdings, LLC (an entity controlled by Paul Strickland, the Company’s secretary and a member of its board of direrctors) transferred 75,000 Series A Preferred Shares to JMJ Associates, LLC (an entity controlled by John D. Murphy, Jr.) resulting in a change of control of the Company.

On July 12, 2022, Paul Strickland, the Company’s Principal Financial Officer, became a director of the Company.

F-17

Hallmark Venture Group, Inc.

Notes to the Financial Statements

Nine Months Ended September 30, 2022 and 2021

Note 2 — Basis of Presentation and Going Concern

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed financial statements of the Company as of September 30, 2022 and for the three and nine months ended September 30, 2022 and 2021, respectively.

Going Concern

The Company’s unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As of September 30, 2022, the Company had an accumulated deficit of $2,950,814 and requires additional funds to support its operations and to achieve its business development goals, the attainment of which are not assured.

These factors and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might incur in the event the Company cannot continue in existence. Management intends to seek additional capital from new equity securities offerings, debt financing and debt restructuring to provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. However, management can give no assurance that these funds will be available in adequate amounts, or if available, on terms that would be satisfactory to the Company.

The timing and amount of the Company’s capital requirements will depend on a number of factors, including maintaining its status as a public company and supporting shareholder and investor relations.

Note 3 — Summary of Significant Accounting Policies

Interim Financial Information

The financial information as of and for the three and nine months ended September 30, 2022 and September 30, 2021 is unaudited but includes all adjustments (consisting only of normal recurring adjustments) the Company considers necessary for a fair presentation of its financial position at such dates and the operating results and cash flows for those periods.

F-18

Hallmark Venture Group, Inc.

Notes to the Financial Statements

Nine Months Ended September 30, 2022 and 2021

Revenue Recognition

On January 1, 2018, we adopted Accounting Standards Update No. 2014-09, (Revenue from Contracts with Customers) (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (ASC), Revenue Recognition. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606. The impact of adopting the new revenue standard was not material to our financial statements and there was no adjustment to beginning retained earnings on January 1, 2018.

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;
●	identification of the performance obligations in the contract;
●	determination of the transaction price;
●	allocation of the transaction price to the performance obligations in the contract; and
●	recognition of revenue when, or as, we satisfy a performance obligation.

The Company recognizes revenues based on monthly fees for services provided to customers. Some customers prepay for annual services and the Company defers such amounts and amortizes them into revenues as the service is provided.

The adoption of Topic 606 has no impact on the Company’s financials as the Company has not generated any revenues.

Stock-based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions included recurring liabilities, or issuing or offering to issue shares, options and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

For the nine-months ended September 30, 2022 and 2021, the Company issued shares for expenses and payment on its settlement liability. The Company issued 46,145,527 common shares and 24,000,000 common shares during the nine months ended September 30, 2022 and 2021, respectively.

F-19

Hallmark Venture Group, Inc.

Notes to the Financial Statements

Nine Months Ended September 30, 2022 and 2021

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company utilizes an accrual basis of accounting and has a December 31st year end.

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Expenditures for major equipment are capitalized when such costs are determined to extend the useful life of the asset or are part of the cost of acquiring the asset. Maintenance and repairs costs are charged to expense as incurred. Gains and losses on sales of property used in operations are classified within operating expenses.

For financial reporting purposes, we record depreciation and amortization of property and equipment on a straight-line basis over the asset’s service life or related lease term, if shorter. For income tax purposes, depreciation is computed using accelerated methods when applicable.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-20

Hallmark Venture Group, Inc.

Notes to the Financial Statements

Nine Months Ended September 30, 2022 and 2021

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.”

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modelling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

F-21

Hallmark Venture Group, Inc.

Notes to the Financial Statements

Nine Months Ended September 30, 2022 and 2021

Derivative Financial Instruments

The Company accounts for freestanding contracts that are settled in a company’s own stock, including common stock warrants, to be designated as an equity instrument or generally as a liability. A contract so designated is carried at fair value on a company’s balance sheet, with any changes in fair value recorded as a gain or loss in a company’s results of operations.

The Company records all derivatives on the balance sheet at fair value, adjusted at the end of each reporting period to reflect any material changes in fair value, with any such changes classified as changes in derivatives valuation in the statement of operations. The calculation of the fair value of derivatives utilizes highly subjective and theoretical assumptions that can materially affect fair values from period to period. The recognition of these derivative amounts does not have any impact on cash flows.

At the date of the conversion of any convertible debt, the pro rata fair value of the related embedded derivative liability is transferred to additional paid-in capital.

There was no derivative activity in the nine months ended September 30, 2022 and 2021. Therefore, no derivative liabilities were recorded during the nine months ended September 30, 2022 and 2021.

Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260. Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes and stock issuable upon the exercise of stock options and warrants, have been excluded from the diluted loss per share calculation because their effect is anti-dilutive. As of September 30, 2022 and September 30, 2021, the Company has no dilutive instrument because the outstanding convertible preferred stock would cause an anti-dilutive effect.

F-22

Hallmark Venture Group, Inc.

Notes to the Financial Statements

Nine Months Ended September 30, 2022 and 2021

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission are not believed by management to have a material impact on the Company’s present or future financial statements.

Note 4 – Settlement Liability

On November 3, 2020, the Company entered into a settlement agreement with Green Horseshoe, LLC on its past due notes payable with a principal balance of $285,206 and accrued interest of $296,670, representing a total settlement amount of $581,876. The settlement is non-interest bearing.

The settlement agreement calls for the Company’s transfer agent to issue free-trading common shares to Green Horseshoe, LLC at a conversion rate of 50% of the average closing price of the Company’s shares for the 10 trading days prior to any issuance notice issued by Green Horseshoe, LLC. The Company shall issue its unrestricted common stock in one or more tranches of less than 10% of the Company’s then issued and outstanding shares until the agreed upon settlement is satisfied.

For the nine months ended September 30, 2022 and 2021, the Company issued 46,145,527 and 24,000,000 shares of its common stock, respectively, in payment of $158,528 and $120,000 towards the settlement with no gain or loss recorded.

As of September 30, 2022 and December 31, 2021, the balances of the settlement liability were $248,348 and $406,876, respectively.

Note 5 – Accounts Payable and Accrued Liabilities

As of September 30, 2022, accounts payable consist of legal fees incurred by the Company, which were a total of $225,128.

As of December 31, 2021, accounts payable consist of legal fees incurred by the Company, which were a total of $225,128.

F-23

Hallmark Venture Group, Inc.

Notes to the Financial Statements

Nine Months Ended September 30, 2022 and 2021

Note 6 – Stock Payable

The Company’s settlement liability included the requirement to issue 5,000,000 shares of the Company’s common stock in order to cover litigation and legal expenses associated with the settlement agreement. The value of the shares at the settlement date was $0.01 resulting in a total value of $50,000. The Company issued 1,387,000 shares on November 5, 2020 at a value of $13,870. The balance due was $36,130 as of September 30, 2022 and December 31, 2021, respectively.

Note 7 – Stockholders’ Equity

Common Stock:

Effective January 29, 2021, the Company decreased its authorized shares of $0.001 par value common stock from 2,500,000,000 shares to 2,499,900,000 shares.

Issuance of common stock for services, acquisitions and debt repayments:

During the nine months ended September 30, 2022 and 2021, the Company issued the following shares of common stock.

●	On January 13, 2021, the Company issued 12,000,000 shares of its common stock to Intermarket & Associates LLC, the designated holder of Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the settlement agreement. The conversion rate is 50% of the average closing price of the Company’s stock for the 10 trading days prior to the notice issued by Green Horseshoe, LLC. On February 6, 2021, the 12,000,000 shares were transferred to OC Sparkle Inc.
●	On February 9, 2021, the Company issued 12,000,000 shares of its common stock to Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the settlement agreement. The conversion rate is 50% of the average closing price of the Company’s stock for the 10 trading days prior to the notice issued by Green Horseshoe, LLC. On March 3, 2021, the 12,000,000 shares were transferred to OC Sparkle Inc.
●	On January 14, 2022, the Company issued 16,855,527 shares of its common stock to Bruce Bent for the repayment of the settlement liability in the amount of $84,278. The value was determined based on the conversion price of $0.005 per share, according to the settlement agreement. The conversion rate is 50% of the average closing price of the Company’s stock for the 10 trading days prior to the notice issued by Bruce Bent.
●	On January18, 2022, the Company issued 10,290,000 shares of its common stock to Trillium Partners for the repayment of the settlement liability in the amount of $51,450. The value was determined based on the conversion price of $0.005 per share, according to the settlement agreement. The conversion rate is 50% of the average closing price of the Company’s stock for the 10 trading days prior to the notice issued by Trillium Partners.

F-24

Hallmark Venture Group, Inc.

Notes to the Financial Statements

Nine Months Ended September 30, 2022 and 2021

●	On August 9, 2022, the Company issued 19,000,000 shares of its common stock to Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $22,800. The value was determined based on the conversion price of $0.005 per share, according to the settlement agreement. The conversion rate is 50% of the average closing price of the Company’s stock for the 10 trading days prior to the notice issued by Green Horseshoe, LLC.

The Company has 216,403,374 and 170,257,847 common shares issued and outstanding as of September 30, 2022 and December 31, 2021

Preferred Stock:

The Company is authorized to issue 200,000 shares of $0.001 par value Series A preferred stock. The Company increased the number of authorized shares of Series A preferred stock from 100,000 to 200,000 on January 19, 2021. Each share of the Series A Preferred Stock is convertible at the option of the holder into 900 shares of common stock. The holder has voting rights of 100,000 votes for each share of preferred stock held, and shall be paid twice the amount of dividends issued by the Company to common shareholders on a pro rata basis with the number of preferred shares held.

The Company had 100,000 shares of Series A Preferred Stock issued and outstanding as of September 30, 2022 and December 31, 2021, respectively. Beartooth Asset Holdings, LLC, an entity controlled by the Paul Strickland, the Company’s Secretary and a member of the board of directors, acquired the Series A Preferred Stock on June 20, 2022 from Endicott Holding Group, LLC.

On July 7, 2022, Beartooth Asset Holdings, LLC (an entity controlled by Paul Strickland, the Company’s Secretary and a member of the board of directors) transferred 75,000 Series A Preferred Shares to JMJ Associates, LLC (an entity controlled by John D. Murphy, Jr., the Company’s Chief Executive Officer and President and a member of the board of directors) resulting in a change of control of the Company.

Note 8 – Related Party Transactions

Related parties of the company during the nine months ended September 30, 2022 and 2021 consist of the following:

Name of Related Party	Related Relationship
John D. Murphy Jr.	Principal Executive Officer of the Company, member of the Board of Directors, and Controller of JMJ Associates, LLC
Paul Strickland	Secretary of the Company, member of the Board of Directors, and Managing Member of Beartooth Asset Holdings, LLC.
Selkirk Global Holdings, LLC	Entity owned by Paul Strickland, the Company’s Secretary and a member of its Board of Directors.
Green Horseshoe, LLC	Significant debt holder and former shareholder
OC Sparkle Inc.	Significant shareholder

F-25

Hallmark Venture Group, Inc.

Notes to the Financial Statements

Nine Months Ended September 30, 2022 and 2021

For the nine months ended September 30, 2022 and 2021, the Company had the following related party transactions from the result of repayment of related party debt and proceeds of loans provided by management.

On January 13, 2021, the Company issued 12,000,000 shares of its common stock to Intermarket & Associates LLC, the designated holder of Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the settlement agreement. The conversion rate is 50% of the average closing price of the Company’s stock for the 10 trading days prior to the notice issued by Green Horseshoe, LLC. On February 6, 2021, the 12,000,000 shares were transferred to OC Sparkle Inc.

On February 9, 2021, the Company issued 12,000,000 shares of its common stock to Green Horseshoe, LLC for the repayment of the settlement liability in the amount of $60,000. The value was determined based on the conversion price of $0.005 per share, according to the settlement agreement. The conversion rate is 50% of the average closing price of the Company’s stock for the 10 trading days prior to the notice issued by Green Horseshoe, LLC. On March 3, 2021, the 12,000,000 shares were transferred to OC Sparkle Inc. As of December 31, 2021 and 2020, the balances of the settlement liability were $406,876 and $526,876, respectively.

For the nine months ending September 30 2022 and 2021, the Company’s Chief Executive Officer and a member of its board of directors, John Murphy, directly paid for various company expenses in the amount of $33,135 and $10,571, respectively. The amount is unsecured, non-interest bearing, and due on demand.

For the nine months ending September 30 2022 and 2021, the Company’s Secretary and a member of its board of directors, Paul Strickland, directly paid for various company expenses in the amount of $7,119 and $0, respectively. The amount is unsecured, non-interest bearing, and due on demand.

As of September 30, 2022 and December 31, 2021, the outstanding balances payable to John Murphy were $144,501 and $111,366, respectively. As of September 30, 2022 and December 31, 2021, the outstanding balances payable to Paul Strickland were $7,119 and $0, respectively. The imputed interests are assessed as an expense to the business operations and an addition to paid in capital. The imputed interest rate is 8%. During the nine months ended September 30, 2022 and September 30, 2021, the imputed interest was $8,113 and $3,773, respectively.

F-26

Hallmark Venture Group, Inc.

Notes to the Financial Statements

Nine Months Ended September 30, 2022 and 2021

Note 9 – Contingencies and Litigation

Disputed Notes Payable

On September 15, 2022, the Company was informed through its council in regards to a past due note payable from 2017 in the amount of $60,217 along with calculated past due interest of $75,699 resulting in a total amount due of $135,916.

The Company acknowledges the amount of the note was received by the Company and that amount is owed as well as some interest due on the note. The Company is disputing the total amount of past due interest due to the fact the note may violate usury laws.

Currently, the total amount due on the note, along with accrued interest, is being disputed by the Company. The parties have entered into a standstill agreement to not take action until sometime in the future.

The Company is considering the amount due as a possible contingency as the disputed amount may or may not be payable in full by the Company. For the nine months ending September 30, 2022, the Company has recognized the potential liability of $135,196.

Lease Commitments

For the nine months ending September 30, 2022 and the year ending December 31, 2021, the Company had no lease commitments. The Company’s Chief Executive Officer and President, John Murphy, provides complimentary office space for the Company.

Note 10– Subsequent Events

On October 5, 2022, the Company issued a $50,000.00 10% convertible promissory note to Selkirk Global Holdings, LLC, an entity owned by Paul Strickland, the Company’s Secretary and a member of its board of directors (the “Note”). The Note matures October 5, 2023 and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note.

Management has evaluated all other activity from September 30, 2022 through the date the financial statements were issued and has concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

F-27